--------------------------------------------------------------------------------











                  Pioneer Bond Fund
--------------------------------------------------------------------------------
                  Semi-Annual Report | December 31, 2008
--------------------------------------------------------------------------------





                  Ticker Symbols:
                  Class A   PIOBX
                  Class B   PBOBX
                  Class C   PCYBX
                  Class R   PBFRX
                  Class Y   PICYX
                  Class Z   PIBZX


[LOGO]PIONEER
      Investments(R)
                        visit us: pioneerinvestments.com

Table of Contents


Letter to Shareowners                                                         2

Portfolio Management Discussion                                               4

Portfolio Summary                                                             8

Prices and Distributions                                                      9

Performance Update                                                           10

Comparing Ongoing Fund Expenses                                              16

Schedule of Investments                                                      18

Financial Statements                                                         41

Notes to Financial Statements                                                51

Trustees, Officers and Service Providers                                     58


                          Pioneer Bond Fund | Semi-Annual Report | 12/31/08    1

President's Letter

Dear Shareowner,

Stock and bond markets around the globe this year have experienced one of their most tumultuous periods in history. Investors have witnessed volatility of a magnitude that many have never before seen. Distance often provides the best vantage point for perspective. Still, we believe that the benefits of basic investment principles that have stood the test of time -- even in the midst of market turmoil -- cannot be underestimated.

First, invest for the long term. The founder of Pioneer Investments, Philip L. Carret, began his investment career during the 1920s. One lesson he learned is that while great prosperity affords an advantageous time for selling stocks, extreme economic slumps can create opportunities for purchase. Indeed, many of our portfolio managers, who follow the value-conscious investing approach of our founder, are looking at recent market conditions as an opportunity to buy companies whose shares we believe have been unjustifiably beaten down by indiscriminate selling, but that we have identified as having strong prospects over time. While investors may be facing a sustained market downturn, we continue to believe that patience, along with staying invested in the market, are important considerations for long-term investors.

A second principle is to stay diversified across different types of investments. The global scope of the current market weakness poses challenges for this basic investment axiom. But the turbulence makes now a good time to reassess your portfolio and make sure that your investments continue to meet your needs. We believe you should work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective.

As the investment markets sort through the continuing crisis in the financial industry, we are staying focused on the fundamentals and risk management. With more than 80 years of experience behind us, we have learned how to navigate turbulent markets. At Pioneer Investments, risk management has always been a critical part of our culture -- not just during periods of extraordinary volatility. Our investment process is based on fundamental research, quantitative analysis and active portfolio management. This three-pillared process, which we apply to each of our portfolios, is supported by an integrated


2    Pioneer Bond Fund | Semi-Annual Report | 12/31/08
team approach and is designed to carefully balance risk and reward. While we see potential chances for making money in many corners of the market, it takes research and experience to separate solid investment opportunities from speculation.

We invite you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at www.pioneerinvestments.com. Thank you for investing with Pioneer.

Respectfully,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.


Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


                          Pioneer Bond Fund | Semi-Annual Report | 12/31/08    3

Portfolio Management Discussion | 12/31/08

As a widening credit crisis undermined the health of the U.S. economy, fixed-income investors fled to the relative safety of Treasuries and other high-quality investments during the second half of 2008. Corporate bonds and other fixed-income securities exposed to credit risk performed poorly, especially in the final three months of the year. In the following interview, Kenneth J. Taubes discusses the factors that influenced the performance of Pioneer Bond Fund during the six months ended December 31, 2008. Mr. Taubes, Head of U.S. Portfolio Management at Pioneer Investments, is responsible for the daily management of the Fund.

Q  How did the Fund perform during the six months ended December 31, 2008?

A Pioneer Bond Fund Class A shares had a total return of -5.37% at net asset value during the six months ended December 31, 2008, while the Barclays Capital (formerly Lehman Brothers) Aggregate Bond Index returned 4.07% and the Barclays Capital Government/Credit Bond Index returned 4.68% over the same period. During the same six-month period, the average return for the 173 mutual funds in Lipper's Corporate Debt, A-Rated category was -5.19%. On December 31, 2008, the 30-day SEC yield of the Fund's Class A shares was 6.78%.

Q  What was the investment environment like during the last six months of 2008?

A It was a very challenging period for any fixed-income portfolio that included securities with credit risk. The widespread investor flight to quality, which benefited U.S. Treasuries and other high-grade investments, accelerated during the final six months of the year, particularly over the final quarter of 2008. Fears of recession had first surfaced in late 2007 and continued into the early months of 2008, as a deteriorating credit crisis resulted in less lending, which choked both corporate investments and consumer spending. Unemployment rose, manufacturing activity weakened, housing values declined and consumer spending fell. The crisis only intensified in September when investment bank Lehman Brothers was forced into bankruptcy and several other major financial institutions required emergency government rescues because of their exposures to deteriorating credit. Stocks and corporate bond prices fell precipitously in the final months of the year, particularly in October and November, as major commercial and investment banks teetered on the edge of collapse, economic production contracted and consumer spending plummeted. In response to all the developments, the Federal government acted aggressively. The U.S.
   Federal Reserve Board (the Fed) lowered short-term interest rates to near-zero,


4    Pioneer Bond Fund | Semi-Annual Report | 12/31/08
   while making other policy changes to inject liquidity into the financial system. Congress and the Bush Administration agreed upon a $700 billion financial rescue plan, and the incoming Obama Administration began preparing an additional economic stimulus plan for consideration in 2009. As the economic outlook continued to deteriorate, the yield spreads between corporate bonds and Treasuries widened. Government agency mortgages trailed Treasuries, but outperformed investment-grade corporates, which in turn fared better than high-yield bonds.

   In this environment, the Fund underperformed the more passive Barclays indices, primarily because of investments in high-yield bonds and bank loans, as the indices had little or no exposure to high-yield debt.

Q What were your principal strategies for the Fund during the six months ended December 31, 2008?

A Throughout the period, we focused on government agency mortgage-backed securities, principally investing in Ginnie Mae, Fannie Mae and Freddie Mac mortgages. We emphasized them because of their high quality and superior yields to Treasuries. They also carried significantly less credit risk than corporate debt. The Fund had a relatively small position in Treasuries because we thought they were overpriced. As the period progressed and corporate bond prices fell lower following months of underperformance, we began building the Fund's positions in corporate securities, primarily investment-grade debt, where we saw appealing values, especially in light of our assessment of the relative risks. We also established a position for the Fund in non-government agency residential mortgages, where we saw market values falling to extraordinarily low levels that were inconsistent with the default records of those mortgages.

   At the end of the year, approximately half the Fund's assets remained invested in government agency mortgages, while about 13% of assets were invested in high-yield corporate debt, including bank loans. At December 31, 2008, the average credit quality of Fund holdings was A+. We kept the Fund's average effective duration -- which is a measure of price risk from changes in interest rates -- relatively low, at 3.64 years, as we saw little value in investing in longer-maturity bonds when Treasury yields had fallen to extremely low absolute levels.

Q What types of investments had the greatest influence on the Fund's performance during the six-month period ended December 31, 2008?

A The Fund's exposure to high-yield debt and its underweight position in Treasuries were the principal factors contributing to underperformance relative to the Barclays bond indices. Investments in both high-yield and investment-grade corporate bonds held back the Fund's relative results,


                          Pioneer Bond Fund | Semi-Annual Report | 12/31/08    5
   especially in the final quarter of 2008, when corporate bond values plummeted. Security selection also hurt the Fund's performance, as several of our picks underperformed despite continuing to meet all their debt obligations. In addition, our short duration positioning held back the Fund's relative performance as longer-maturity Treasuries continued to rally in the closing weeks of the period.

   Among the investments that detracted from the Fund's results were: securities of American General Finance, a subsidiary of American International Group (AIG); Forest City Enterprises, a higher-quality real estate developer; and Sallie Mae, a student loan provider. Asset-backed securities of Domino's, the pizza chain, also underperformed. All these securities continued to meet their debt obligations during the six-month period, however. We also had a very small position in Washington Mutual, which defaulted when the banking company failed, but that investment had a negligible impact on overall Fund performance.

   The Fund did see good performance from several selections, including: bonds of Constellation Brands, a leading producer and marketer of wines, beer and spirits; and the bank loans to Talecris, a health care services company specializing in processing blood supplies.

Q  What is your investment outlook?

A As we look ahead at the start of 2009, the market prices of high-yield and investment-grade corporate debt have been approaching Depression-like lows. However, we think the actions of the Federal government demonstrate that officials are determined not to repeat the mistakes that preceded the Great Depression of the 1930s. The Fed has eased the flow of money into the credit markets, and the incoming administration has made it clear that stimulating the economy is more important than balancing the budget during an economic crisis.

   We think that one day we may look back and recognize that this was a period when there were extraordinary opportunities to invest in corporate debt and other securities whose prices reflected an extremely pessimistic view of the economy. We think many of the worst possible scenarios already are factored into the prices of investments such as corporate bonds, bank loans, non-agency mortgages and asset-backed debt. Given the extremely low valuations, we have been increasing the Fund's investments in investment-grade corporates, non-agency mortgages and some selective high-yield bonds, which we think have excellent potential once the economy starts to reverse its downslide and begins to recover.


6    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Please refer to the Schedule of Investments on pages 18-40 for a full listing of Fund securities.

When interest rates rise, the prices of fixed-income securities in the Fund will generally fall. Conversely, when interest rates fall, the prices of fixed-income securities in the Fund will generally rise. Investments in the Fund are subject to possible loss due to the financial failure of issuers of underlying securities and their inability to meet their debt obligations.

Prepayment risk is the chance that mortgage-backed bonds will be paid off early if falling interest rates prompt homeowners to refinance their mortgages. Forced to reinvest the unanticipated proceeds at lower interest rates, the Fund would experience a decline in income and lose the opportunity for additional price appreciation associated with falling interest rates. Investments in high-yield or lower-rated securities are subject to greater-than-average risk. The securities issued by U.S. Government sponsored entities (i.e., FNMA, Freddie Mac) are neither guaranteed nor issued by the U.S. Government. The portfolio may invest in mortgage-backed securities, which during times of fluctuating interest rates may increase or decrease more than other fixed-income securities. Mortgage-backed securities are also subject to pre-payments. At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These opinions should not be relied upon for any other purposes.


                          Pioneer Bond Fund | Semi-Annual Report | 12/31/08    7

Portfolio Summary | 12/31/08

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

U.S. Government and Agency Obligations                                    41.3%
U.S. Corporate Bonds                                                      33.1%
Collateralized Mortgage Obligations                                       10.6%
Senior Secured Floating Rate Loan Interests                                5.3%
Asset Backed Securities                                                    3.7%
Temporary Cash Investment                                                  3.1%
Municipal Bonds                                                            1.4%
Convertible Corporate Bonds                                                0.9%
Preferred Stock                                                            0.6%

Portfolio Quality
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Treasury/Agency                                                           53.9%
BBB                                                                       14.7%
BB                                                                         9.8%
A                                                                          9.5%
AA                                                                         4.8%
B & Lower                                                                  3.1%
AAA                                                                        2.8%
Commercial Paper                                                           1.4%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of total long-term holdings)*

 1.  Federal National Mortgage Association, 5.5%, 4/1/36                        2.54%
 2.  U.S. Treasury Inflation Notes, 0.0%, 11/15/13                              1.64
 3.  Federal National Mortgage Association, 5.0%, 6/1/36                        1.03
 4.  Federal Home Loan Mortgage Corp., 4.5%, 10/1/35                            1.01
 5.  JP Morgan Chase Commercial Mortgage Security Corp., 6.065392%, 4/15/45     0.98
 6.  LB-UBS Commercial Mortgage, 5.372%, 9/15/39                                0.95
 7.  Federal National Mortgage Association, 5.0%, 2/1/22                        0.93
 8.  Federal National Mortgage Association, 5.5%, 5/1/36                        0.84
 9.  Federal National Mortgage Association, 5.5%, 4/1/36                        0.76
10.  Federal Home Loan Mortgage Corp., 5.0%, 10/1/20                            0.71

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.


8    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Prices and Distributions | 12/31/08

Net Asset Value per Share
--------------------------------------------------------------------------------

      Class        12/31/08           6/30/08
       A            $8.22              $9.10
--------------------------------------------
       B            $8.17              $9.05
--------------------------------------------
       C            $8.14              $9.02
--------------------------------------------
       R            $8.29              $9.18
--------------------------------------------
       Y            $8.15              $9.02
--------------------------------------------

      Class        12/31/08           6/30/08
       Z            $8.22              $9.10
--------------------------------------------

Distributions per Share: 7/1/08-12/31/08
--------------------------------------------------------------------------------

                 Net Investment           Short-Term          Long-Term
    Class            Income             Capital Gains       Capital Gains
      A             $ 0.2804                 $ --             $ 0.1100
----------------------------------------------------------------------
      B             $ 0.2374                 $ --             $ 0.1100
----------------------------------------------------------------------
      C             $ 0.2410                 $ --             $ 0.1100
----------------------------------------------------------------------
      R             $ 0.2691                 $ --             $ 0.1100
----------------------------------------------------------------------
      Y             $ 0.2947                 $ --             $ 0.1100
----------------------------------------------------------------------
      Z*            $ 0.2534                 $ --             $ 0.1100
----------------------------------------------------------------------

* Class Z shares were first publicly offered on July 6, 2007


                          Pioneer Bond Fund | Semi-Annual Report | 12/31/08    9

Performance Update | 12/31/08                                     Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Bond Fund at public offering price, compared to that of the Barclays Capital Aggregate Bond Index.

                     Average Annual Total Returns
                       (As of December 31, 2008)
-----------------------------------------------------------------------
                                         Net Asset     Public Offering
Period                                   Value (NAV)   Price (POP)
-----------------------------------------------------------------------
 10 Years                                    4.28%            3.80%
 5 Years                                     2.62             1.68
 1 Year                                     -4.36            -8.62
-----------------------------------------------------------------------
 Expense Ratio
 (Per prospectus dated November 1, 2008)
-----------------------------------------------------------------------
                                             Gross           Net
-----------------------------------------------------------------------
                                             1.04%            0.85%
-----------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                       Barclays Capital
                 Pioneer Bond Fund    Aggregate Bond Index
12/98                   9,550                 10,000
                        9,240                  9,918
12/00                  10,021                 11,071
                       10,777                 12,006
12/02                  11,722                 13,237
                       12,760                 13,780
12/04                  13,488                 14,378
                       13,820                 14,727
12/06                  14,311                 15,365
                       15,182                 16,436
12/08                  14,521                 17,297

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 4.5% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through 11/1/13 for Class A shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Barclays Capital Aggregate Bond Index is a measure of the U.S. bond market. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


10    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Performance Update | 12/31/08                                     Class B Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Bond Fund, compared to that of the Barclays Capital Aggregate Bond Index.

                Average Annual Total Returns
                  (As of December 31, 2008)
-------------------------------------------------------------
                                         If         If
Period                                   Held       Redeemed
-------------------------------------------------------------
 10 Years                                 3.38%      3.38%
 5 Years                                  1.68       1.68
 1 Year                                  -5.30      -8.87
-------------------------------------------------------------
 Expense Ratio
 (Per prospectus dated November 1, 2008)
-------------------------------------------------------------
                                          Gross       Net
-------------------------------------------------------------
                                          1.90%      1.90%
-------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                       Barclays Capital
                 Pioneer Bond Fund    Aggregate Bond Index
12/98                  10,000                 10,000
                        9,615                  9,918
12/00                  10,317                 11,071
                       11,023                 12,006
12/02                  11,882                 13,237
                       12,826                 13,780
12/04                  13,444                 14,378
                       13,638                 14,727
12/06                  13,996                 15,365
                       14,717                 16,436
12/08                  13,936                 17,297

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If redeemed" returns reflect the deduction of applicable contingent deferred sales charge
(CDSC). Effective December 1, 2004, the period during which a CDSC is applied to withdrawals was shortened to 5 years. The maximum CDSC for Class B shares continues to be 4%. For more complete information, please see the prospectus for details. Note: Shares purchased prior to December 1, 2004 remain subject to the CDSC in effect at the time you purchased those shares. For performance information for shares purchased prior to December 1, 2004, please visit www.pioneerinvestments.com.

All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through 11/1/10 for Class B shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Barclays Capital Aggregate Bond Index is a measure of the U.S. bond market. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    11

Performance Update | 12/31/08                                     Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Bond Fund, compared to that of the Barclays Capital Aggregate Bond Index.


                Average Annual Total Returns
                  (As of December 31, 2008)
-------------------------------------------------------------
                                         If         If
Period                                   Held       Redeemed
-------------------------------------------------------------
 10 Years                                   3.33%     3.33%
 5 Years                                    1.74      1.74
 1 Year                                    -5.24     -5.24
-------------------------------------------------------------
 Expense Ratio
 (Per prospectus dated November 1, 2008)
-------------------------------------------------------------
                                           Gross       Net
-------------------------------------------------------------
                                            1.82%     1.82%
-------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                       Barclays Capital
                 Pioneer Bond Fund    Aggregate Bond Index
12/98                  10,000                 10,000
                        9,593                  9,918
12/00                  10,318                 11,071
                       10,974                 12,006
12/02                  11,817                 13,237
                       12,735                 13,780
12/04                  13,361                 14,378
                       13,560                 14,727
12/06                  13,908                 15,365
                       14,648                 16,436
12/08                  13,880                 17,297

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). The performance of Class C shares does not reflect the 1% front-end sales charge in effect prior to February 1, 2004. If you paid a 1% sales charge, your returns would be lower than those shown above. "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through 11/1/09 for Class B shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Barclays Capital Aggregate Bond Index is a measure of the U.S. bond market. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


12    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Performance Update | 12/31/08                                     Class R Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Bond Fund, compared to that of the Barclays Capital Aggregate Bond Index.

                Average Annual Total Returns
                  (As of December 31, 2008)
-------------------------------------------------------------
                                         If         If
Period                                   Held       Redeemed
-------------------------------------------------------------
 10 Years                                    3.94%     3.94%
 5 Years                                     2.35      2.35
 1 Year                                     -4.87     -4.87
-------------------------------------------------------------
 Expense Ratio
 (Per prospectus dated November 1, 2008)
-------------------------------------------------------------
                                           Gross       Net
-------------------------------------------------------------
                                             1.31%     1.25%
-------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                       Barclays Capital
                 Pioneer Bond Fund    Aggregate Bond Index
12/98                  10,000                 10,000
                        9,631                  9,918
12/00                  10,394                 11,071
                       11,122                 12,006
12/02                  12,037                 13,237
                       13,100                 13,780
12/04                  13,837                 14,378
                       14,128                 14,727
12/06                  14,595                 15,365
                       15,466                 16,436
12/08                  14,713                 17,297

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

The performance of Class R shares for the period prior to the commencement of operations of Class R shares on April 1, 2003 is based on the performance of Class A shares, reduced to reflect the higher distribution and service fees of Class R shares. For the period after April 1, 2003, the actual performance of Class R shares is reflected. The performance of Class R shares does not reflect the 1% CDSC that was in effect prior to July 1, 2004. Class R shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitation currently in effect through 11/1/10 for Class R shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Barclays Capital Aggregate Bond Index is a measure of the U.S. bond market. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    13

Performance Update | 12/31/08                                     Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Bond Fund, compared to that of the Barclays Capital Aggregate Bond Index.

                Average Annual Total Returns
                  (As of December 31, 2008)
-------------------------------------------------------------
                                         If         If
Period                                   Held       Redeemed
-------------------------------------------------------------
 10 Years                                    4.59%     4.59%
 5 Years                                     3.03      3.03
 1 Year                                     -4.05     -4.05
-------------------------------------------------------------
 Expense Ratio
 (Per prospectus dated November 1, 2008)
-------------------------------------------------------------
                                           Gross       Net
-------------------------------------------------------------
                                             0.61%     0.61%
-------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                       Barclays Capital
                 Pioneer Bond Fund    Aggregate Bond Index
12/98                  10,000                 10,000
                        9,680                  9,918
12/00                  10,498                 11,071
                       11,302                 12,006
12/02                  12,340                 13,237
                       13,488                 13,780
12/04                  14,345                 14,378
                       14,743                 14,727
12/06                  15,330                 15,365
                       16,325                 16,436
12/08                  15,663                 17,297

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance shown for periods prior to the inception of the Fund's Class Y shares on September 20, 2001 reflects the NAV performance of the Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Y shares, the performance for Y shares prior to their inception would have been higher. Class A shares are used as a proxy through 9/20/01. Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Barclays Capital Aggregate Bond Index is a measure of the U.S. bond market. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


14    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Performance Update | 12/31/08                                     Class Z Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Bond Fund, compared to that of the Barclays Capital Aggregate Bond Index.

                Average Annual Total Returns
                  (As of December 31, 2008)
-------------------------------------------------------------
                                         If         If
Period                                   Held       Redeemed
-------------------------------------------------------------
 10 Years                                    4.34%     4.34%
 5 Years                                     2.72      2.72
 1 Year                                     -4.11     -4.11
-------------------------------------------------------------
 Expense Ratio
 (Per prospectus dated November 1, 2008)
-------------------------------------------------------------
                                           Gross       Net
-------------------------------------------------------------
                                             0.65%     0.65%
-------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                       Barclays Capital
                 Pioneer Bond Fund    Aggregate Bond Index
12/98                  10,000                 10,000
                        9,680                  9,918
12/00                  10,498                 11,071
                       11,289                 12,006
12/02                  12,279                 13,237
                       13,367                 13,780
12/04                  14,130                 14,378
                       14,478                 14,727
12/06                  14,992                 15,365
                       15,944                 16,436
12/08                  15,288                 17,297

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance shown for periods prior to the inception of Class Z shares on July 6, 2007 reflects the NAV performance of the Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Z shares, the performance for Class Z shares prior to their inception July 6, 2007 would have been higher. Class Z shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitation currently in effect through 11/1/13 for Class Z Shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Barclays Capital Aggregate Bond Index is a measure of the U.S. bond market. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    15

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2) transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1) Divide your account value by $1,000
    Example: an $8,600 account value [divided by] $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Bond Fund

Based on actual returns from July 1, 2008 through December 31, 2008.

 Share Class                     A                B                C                R                Y                Z
 Beginning Account          $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value on 7/1/08
---------------------------------------------------------------------------------------------------------------------------
 Ending Account Value       $   946.30       $   941.20       $   941.40       $   944.40       $   948.50       $   947.80
 (after expenses)
 on 12/31/08
---------------------------------------------------------------------------------------------------------------------------
 Expenses Paid              $     4.56       $     9.30       $     8.81       $     6.13       $     3.09       $     3.09
 During Period*
---------------------------------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 0.93%, 1.90%, 1.80%, 1.25%, 0.63%, and 0.63% for Class A, Class B, Class C, Class R,
  Class Y, and Class Z shares, respectively, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period).


16    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Bond Fund

Based on a hypothetical 5% per year return before expenses, reflecting the period from July 1, 2008 through December 31, 2008.

 Share Class                      A                B                C                R                Y                Z
 Beginning Account          $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value on 7/1/08
---------------------------------------------------------------------------------------------------------------------------
 Ending Account Value       $ 1,020.52       $ 1,015.63       $ 1,016.13       $ 1,018.90       $ 1,022.03       $ 1,022.03
 (after expenses)
 on 12/31/08
---------------------------------------------------------------------------------------------------------------------------
 Expenses Paid              $     4.74       $     9.65       $     9.15       $     6.36       $     3.21       $     3.21
 During Period*
---------------------------------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 0.93%, 1.90%, 1.80%, 1.25%, 0.63%, and 0.63% for Class A, Class B, Class C, Class R, Class Y, and Class Z shares, respectively, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period).


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    17

Schedule of Investments | 12/31/08 (unaudited)

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                           CONVERTIBLE CORPORATE BONDS -- 0.9%
                                           CONSUMER SERVICES -- 0.2%
                                           Casinos & Gaming -- 0.2%
 $   2,300,000                  BB-/NR     Scientific Games Corp., 0.75%, 12/1/24      $  1,992,375
                                                                                       ------------
                                           Total Consumer Services                     $  1,992,375
---------------------------------------------------------------------------------------------------
                                           HEALTH CARE EQUIPMENT & SERVICES -- 0.2%
                                           Health Care Services -- 0.2%
     2,570,000                   B+/B3     Omnicare, Inc., 3.25%, 12/15/35             $  1,442,413
                                                                                       ------------
                                           Total Health Care Equipment & Services      $  1,442,413
---------------------------------------------------------------------------------------------------
                                           BANKS -- 0.2%
                                           Regional Banks -- 0.2%
     2,100,000                   A-/A1     National City Corp., 4.0%, 2/1/11 (c)       $  1,871,625
                                                                                       ------------
                                           Total Banks                                 $  1,871,625
---------------------------------------------------------------------------------------------------
                                           TELECOMMUNICATION SERVICES -- 0.3%
                                           Integrated Telecommunication Services -- 0.3%
     2,800,000                   B+/B1     Qwest Communications International, Inc.,
                                           3.5%, 11/15/25                              $  2,355,500
                                                                                       ------------
                                           Total Telecommunication Services            $  2,355,500
---------------------------------------------------------------------------------------------------
                                           TOTAL CONVERTIBLE
                                           CORPORATE BONDS
                                           (Cost $7,224,513)                           $  7,661,913
---------------------------------------------------------------------------------------------------
                                           PREFERRED STOCKS -- 0.6%
                                           DIVERSIFIED FINANCIALS -- 0.4%
                                           Diversified Financial Services -- 0.4%
         4,880                             Bank of America Corp., 7.25%, 12/31/49      $  3,172,000
                                                                                       ------------
                                           Total Diversified Financials                $  3,172,000
---------------------------------------------------------------------------------------------------
                                           INSURANCE -- 0.2%
                                           Life & Health Insurance -- 0.2%
       153,800                             Delphi Financial Group, Inc., 7.376%,
                                           5/15/37                                     $  1,853,290
                                                                                       ------------
                                           Total Insurance                             $  1,853,290
---------------------------------------------------------------------------------------------------
                                           TOTAL PREFERRED STOCKS
                                           (Cost $7,295,844)                           $  5,025,290
---------------------------------------------------------------------------------------------------
                                           ASSET BACKED SECURITIES -- 3.7%
                                           MATERIALS -- 0.0%
                                           Steel -- 0.0%
       347,245        0.00      AAA/Aaa    CXHE 2006-A AV2, Floating Rate Note,
                                           6/25/36                                     $    332,551
                                                                                       ------------
                                           Total Materials                             $    332,551
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


18    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                           CONSUMER SERVICES -- 0.3%
                                           Restaurants -- 0.3%
 $   4,535,000                  BB/Ba3     Dunkin Brands Master Finance LLC,
                                           8.28%, 6/20/31 (144A)                       $  2,923,805
                                                                                       ------------
                                           Total Consumer Services                     $  2,923,805
---------------------------------------------------------------------------------------------------
                                           FOOD & DRUG RETAILING -- 0.3%
                                           Food Retail -- 0.3%
     5,325,000                  BB/Aaa     Dominos Pizza Master Issuer LLC, 7.629%,
                                           4/25/37                                     $  2,130,000
                                                                                       ------------
                                           Total Food & Drug Retailing                 $  2,130,000
---------------------------------------------------------------------------------------------------
                                           BANKS -- 2.2%
                                           Thrifts & Mortgage Finance -- 2.2%
     2,150,000        0.00      AAA/Aaa    Carrington Mortgage, Floating Rate Note,
                                           10/25/36                                    $  1,824,303
     1,684,495        0.00      AAA/Aaa    CMLTI 2006-WFH2 A2A, Floating Rate
                                           Note, 8/25/36                                  1,253,752
     1,875,000        0.00      AA+/Aa1    Countrywide Asset Backed Certificates,
                                           Floating Rate Note, 11/25/35                   1,617,285
       667,038                  AAA/Aaa    Countrywide Asset-Backed, 5.069%,
                                           2/25/36                                          614,070
     3,395,000        0.00      AA+/Aa1    Countrywide Asset-Backed Certificates,
                                           Floating Rate Note, 8/25/35                    3,100,976
     1,175,000        0.93      AA+/Aa1    Countrywide Asset-Backed Certificates,
                                           Floating Rate Note, 10/25/35                     965,654
     2,203,090                  AAA/Aaa    FBR Securitization T, 2.76188%, 9/25/35        1,873,129
       586,240        0.00      AAA/Aaa    Lehman XS Trust., Floating Rate Note,
                                           5/25/46                                          577,649
     5,183,519                  A/Baa1     Local Insight Media Finance LLC, 5.88%,
                                           10/23/37                                       3,881,970
     1,620,192        0.52      AAA/Aaa    Morgan Stanley Ixis Real Estate, Floating
                                           Rate Note, 11/25/36                            1,535,915
     1,570,501        0.00      AAA/Aaa    SASC 2007-BC4 A3, Floating Rate Note,
                                           11/25/37                                       1,402,614
                                                                                       ------------
                                                                                       $ 18,647,317
                                                                                       ------------
                                           Total Banks                                 $ 18,647,317
---------------------------------------------------------------------------------------------------
                                           DIVERSIFIED FINANCIALS -- 0.9%
                                           Consumer Finance -- 0.3%
     1,069,101        0.00      AAA/Aaa    Nomura Home Equity Trust, Floating Rate
                                           Note, 3/25/36                               $  1,015,516
     1,500,000        0.91      AA+/Aa1    RASC 2005-KS7 M1, Floating Rate Note,
                                           8/25/35                                        1,161,461
                                                                                       ------------
                                                                                       $  2,176,977
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    19

Principal      Floating    S&P/Moody's
Amount         Rate (b)    Ratings                                                     Value
                                          Diversified Financial Services -- 0.1%
 $    420,000       0.91      AA/Aa2      Asset Backed Securities Corp., Floating
                                          Rate Note, 4/25/35                           $    348,179
      212,264       0.00      AAA/Aaa     First Franklin Mortgage Loan Asset Backed
                                          Certificates, Floating Rate Note, 9/24/34         174,491
                                                                                       ------------
                                                                                       $    522,670
---------------------------------------------------------------------------------------------------
                                          Investment Banking & Brokerage -- 0.5%
      822,771       0.00      AAA/Aaa     GSAMP Trust, Floating Rate Note,
                                          1/25/37                                      $    749,682
      927,250       0.00      AAA/Aaa     GSAMP Trust, Floating Rate Note,
                                          11/25/35                                          853,433
    1,217,527       0.00       A/Aa2      GSAMP Trust, Floating Rate Note,
                                          3/25/35                                         1,119,864
    1,725,000       0.00      AAA/B2      MLMI 2006-AR1 A2C, Floating Rate Note,
                                          3/25/37                                         1,168,548
                                                                                       ------------
                                                                                       $  3,891,527
---------------------------------------------------------------------------------------------------
                                          Specialized Finance -- 0.0%
      900,000       0.00      AAA/Aaa     SLMA 2004-10 A6B, Floating Rate Note,
                                          4/27/26                                      $    747,000
                                                                                       ------------
                                          Total Diversified Financials                 $  7,338,174
---------------------------------------------------------------------------------------------------
                                          TOTAL ASSET BACKED SECURITIES
                                          (Cost $38,442,070)                           $ 31,371,847
---------------------------------------------------------------------------------------------------
                                          COLLATERALIZED MORTGAGE OBLIGATIONS -- 10.6%
                                          MATERIALS -- 0.1%
                                          Steel -- 0.1%
  120,154,349                 AAA/Aaa     MSDWC 2000-1345 X, 0.7259%, 9/3/15           $  1,182,835
                                                                                       ------------
                                          Total Materials                              $  1,182,835
---------------------------------------------------------------------------------------------------
                                          BANKS -- 7.5%
                                          Diversified Banks -- 0.1%
    1,871,149                 AAA/Aa2     RALI 2005-QA10 A41, 5.7412%, 9/25/35         $  1,034,287
---------------------------------------------------------------------------------------------------
                                          Thrifts & Mortgage Finance -- 7.4%
    1,440,000                 AAA/Aaa     BanK of America Commercial Mortgage,
                                          Inc., 4.877%, 7/10/42                        $  1,204,751
    4,370,029                 AAA/Ba1     Chase Mortgage Finance Corp., 5.5%,
                                          5/25/37                                         3,520,125
    3,955,416                 AAA/Aaa     Countrywide Alternative Loan Trust, 6.0%,
                                          6/25/35                                         2,489,440
    3,375,000                 AAA/Aaa     GMAC Commercial Mortgage Securities,
                                          Inc., 4.864%, 12/10/41                          2,788,893
    2,900,000                 AAA/Aaa     GS Mortgage Securities Corp., II, 7.12%,
                                          11/18/29                                        2,774,808
    1,266,317       0.00      NR/Aaa      IMPAC CMB Trust, Floating Rate Note,
                                          11/25/35                                          627,333

The accompanying notes are an integral part of these financial statements.


20    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                          Thrifts & Mortgage Finance -- (continued)
 $  10,135,000                  AAA/Aaa   JP Morgan Chase Commercial Mortgage
                                          Security Corp., 6.065392%, 4/15/45           $  8,085,265
     2,600,000                  AAA/Aaa   JP Morgan Mortgage Trust, 4.5%,
                                          8/25/19                                         2,128,820
     4,045,295                  AAA/Aaa   JP Morgan Mortgage Trust, 6.0%,
                                          8/25/34                                         3,557,332
     1,750,000                  AAA/Aaa   JPMCC 2002-C3 B, 5.146%, 7/12/35                1,570,207
     1,750,000                  AAA/Aaa   JPMCC 2004-PNC1 A3, 5.299%,
                                          6/12/41                                         1,581,631
    10,000,000                  AAA/Aaa   LB-UBS Commercial Mortgage, 5.372%,
                                          9/15/39                                         7,845,059
     1,097,989                  AAA/Aaa   MASTR Asset Securitization Trust, 5.5%,
                                          11/25/33                                          962,769
     8,510,000        5.70      AAA/Aaa   SASC 2007 BHC1 A1, Floating Rate Note,
                                          12/18/49                                        2,830,171
     2,890,000        5.74      AA+/NR    SASC 2007 BHC1 A2, Floating Rate Note,
                                          12/18/49                                          958,989
     2,010,000                  NR/Ba1    SBA CMBS Trust, 6.709%, 11/15/36                1,366,800
     1,435,000                  AA/Aa2    T SRA R 2006-1 B, 5.7467%, 10/15/36               875,126
     4,470,000                  AAA/Aaa   TSTAR 2006-1A A, 5.668%, 10/15/36               3,589,445
     3,787,250                  AAA/Aaa   Wachovia Bank Commercial Mortgage
                                          Trust, 4.803%, 10/15/41                         3,040,079
     1,977,233                  AAA/Aaa   WAMU Mortgage Pass-Through
                                          Certificates, 4.5%, 8/25/18                     1,559,291
     2,921,516        0.00      AAA/Aaa   WAMU Mortgage Pass-Through
                                          Certificates, Floating Rate Note, 4/25/45       1,379,204
     1,450,000                  AAA/Aaa   WBCMT 2003-C9 B, 5.109%, 12/15/35               1,262,822
     3,380,786                  AAA/NR    Wells Fargo Mortgage Backed Securities
                                          5.0%, 11/25/20                                  3,199,068
     2,821,761                  NR/Aaa    Wells Fargo Mortgage Backed Securities,
                                          5.0%, 3/25/21                                   2,049,304
       717,986                  AAA/Aaa   Wells Fargo Mortgage Backed Securities,
                                          5.25%, 12/25/33                                   742,978
                                                                                       ------------
                                                                                       $ 61,989,710
                                                                                       ------------
                                          Total Banks                                  $ 63,023,997
---------------------------------------------------------------------------------------------------
                                          DIVERSIFIED FINANCIALS -- 1.8%
                                          Diversified Financial Services -- 1.8%
     2,127,761                  NR/Aaa    CMSI 2006-1 3A1, 5.0%, 2/25/36               $  1,612,040
       692,097                  AAA/Aaa   First Horizon Mortgage Pass- Through Trust,
                                          5.0%, 3/25/18                                     675,660
     1,270,000                  NR/Ba1    Global Signal, 7.036%, 2/15/36 (144A)             834,885
       331,175        0.00      AAA/Aaa   Impac Securities Assets Corp., Floating
                                          Rate Note, 11/25/34                               164,344

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    21

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                          Diversified Financial Services -- (continued)
 $   1,656,181        0.00      AAA/Aaa   Impac Securities Assets Corp., Floating
                                          Rate Note, 5/25/36                           $  1,175,694
     2,808,450                  AAA/NR    J.P. Morgan Alternative Loan Trust, 6.0%,
                                          3/25/36                                         2,059,179
     4,898,824                  AAA/AAA   Master Alternative Loans Trust, 6.0%,
                                          7/25/34                                         3,818,021
     1,405,622                  AAA/Aaa   Morgan Stanley Capital I, 5.25%,
                                          12/25/17                                        1,376,675
       426,588                  AAA/Aaa   Morgan Stanley Capital I, 7.0%, 7/25/33           402,992
       919,750        0.00      AAA/Aa3   Residential Accredit Loans, Inc., Floating
                                          Rate Note, 9/25/46                                726,051
     2,444,768                  AAA/Aaa   Residential Funding Mortgage Securities I,
                                          5.5%, 11/25/35                                  2,062,797
       202,444                  AAA/Aaa   Salomon Brothers Mortgage Securities,
                                          8.0%, 9/25/30                                     152,529
       575,000                  NR/Ba2    Tower 2004-2A F, 6.376%, 12/15/14                 434,700
                                                                                       ------------
                                                                                       $ 15,495,567
                                                                                       ------------
                                          Total Diversified Financials                 $ 15,495,567
---------------------------------------------------------------------------------------------------
                                          REAL ESTATE -- 0.5%
                                          Mortgage Real Estate Investment Trust -- 0.5%
     4,318,725                  AAA/Aaa   CS First Boston Mortgage Security, 3.5%,
                                          7/25/18                                      $  3,791,275
       722,923                  AA/Aa2    CS First Boston Mortgage Security, 7.0%,
                                          5/25/32                                           409,923
                                                                                       ------------
                                                                                       $  4,201,198
                                                                                       ------------
                                          Total Real Estate                            $  4,201,198
---------------------------------------------------------------------------------------------------
                                          GOVERNMENT -- 0.7%
       741,304                  AAA/Aaa   Fannie Mae, 5.69%, 1/25/32                   $    755,877
       700,421                  AAA/Aaa   Federal Home Loan Bank, 6.0%, 4/15/32             718,246
         5,626                   NR/NR    Federal National Mortgage Association,
                                          10.3%, 4/25/19                                      5,922
         7,751                   NR/NR    Federal National Mortgage Association,
                                          10.3%, 4/25/19                                      9,098
       448,762                  AAA/Aaa   Freddie Mac, 5.0%, 8/15/35                        453,399
     3,824,108                  AAA/Aaa   Freddie Mac, 6.1%, 9/15/18                      3,823,132
                                                                                       ------------
                                                                                       $  5,765,674
                                                                                       ------------
                                          Total Government                             $  5,765,674
---------------------------------------------------------------------------------------------------
                                          TOTAL COLLATERALIZED
                                          MORTGAGE OBLIGATIONS
                                          (Cost $114,853,527)                          $ 89,669,271
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


22    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                          CORPORATE BONDS -- 33.3%
                                          ENERGY -- 3.0%
                                          Integrated Oil & Gas -- 0.1%
 $     990,000                 BBB+/Baa1  Marathon Oil Corp. 5.9%, 3/15/18             $    826,813
        45,000                 BBB/Baa2   Petro-Canada, 4.0%, 7/15/13                        38,588
                                                                                       ------------
                                                                                       $    865,401
---------------------------------------------------------------------------------------------------
                                          Oil & Gas Drilling -- 0.3%
     1,600,000                 BBB+/Baa2  Transocean Sedco, 1.5%, 12/15/37             $  1,296,000
     1,275,000                 BBB+/Baa2  Transocean Sedco, 1.625%, 12/15/37              1,110,844
                                                                                       ------------
                                                                                       $  2,406,844
---------------------------------------------------------------------------------------------------
                                          Oil & Gas Equipment & Services -- 0.1%
     1,000,000        0.00       NR/NR    Sevan Marine ASA, Floating Rate Note,
                                          5/14/13 (144A)                               $    500,900
---------------------------------------------------------------------------------------------------
                                          Oil & Gas Exploration & Production -- 0.6%
     2,180,000                 BBB/Baa2   Canadian National Resources, Ltd., 5.9%,
                                          2/1/18                                       $  1,883,479
     2,181,573                  BBB+/NR   Gazprom International SA, 7.201%,
                                          2/1/20                                          1,592,549
     1,605,000                   A/Aa2    Ras Laffan LNG 3 Co., Ltd., 5.832%,
                                          9/30/16 (144A)                                  1,194,842
                                                                                       ------------
                                                                                       $  4,670,870
---------------------------------------------------------------------------------------------------
                                          Oil & Gas Refining & Marketing -- 0.2%
     2,475,000                 BBB/Baa1   Spectra Energy Capital, 6.2%, 4/15/18        $  2,147,681
---------------------------------------------------------------------------------------------------
                                          Oil & Gas Storage & Transportation -- 1.7%
       435,000                 BBB-/Baa2  Boardwalk Pipelines LLC, 5.5%, 2/1/17        $    351,741
     1,535,000                 BBB/Baa2   Buckeye Partners LP, 6.05%, 1/15/18             1,286,729
     1,150,000                   B+/B1    Holly Energy Partners LP, 6.25%, 3/1/15           770,500
     3,250,000                 BBB/Baa2   Kinder Morgan Energy 5.95%, 2/15/18 (c)         2,773,761
     2,915,000                 BBB-/Baa3  NGPL Pipeco LLC, 6.514%, 12/15/12
                                             (144A)                                       2,766,390
     2,700,000                 BBB-/Baa3  Plains All America Pipeline LP, 6.125%,
                                          1/15/17                                         2,147,016
     3,885,000                   A-/A3    Questar Pipeline Co., 5.83%, 2/1/18             3,591,286
     1,895,000        7.20      BB/Ba1    Southern Union Co., 7.2%, 11/1/66                 653,775
                                                                                       ------------
                                                                                       $ 14,341,198
                                                                                       ------------
                                          Total Energy                                 $ 24,932,894
---------------------------------------------------------------------------------------------------
                                          MATERIALS -- 1.4%
                                          Aluminum -- 0.1%
     2,290,000                   B/B3     Novelis, Inc., 7.25%, 2/15/15                $  1,328,200
---------------------------------------------------------------------------------------------------
                                          Commodity Chemicals -- 0.1%
     2,000,000                  B+/Ba3    Nova Chemicals, Ltd., 6.5%, 1/15/12 (c)      $    830,000
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    23

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                          Construction Materials -- 0.1%
 $   2,260,000                  BB+/NR    C8 Capital SPV, Ltd., 6.64%, 12/31/49 (c)    $  1,145,820
---------------------------------------------------------------------------------------------------
                                          Diversified Metals & Mining -- 0.2%
     2,965,000        5.88     BBB-/Ba2   Freeport-McMoran Copper & Gold, Inc.,
                                          Floating Rate Note, 4/1/15                   $  1,956,900
---------------------------------------------------------------------------------------------------
                                          Fertilizers & Agricultural Chemicals -- 0.5%
     4,510,000                 BBB/Baa2   Agrium, Inc., 6.75%, 1/15/19                 $  4,317,188
        45,000                  A-/Baa1   Potash Corp. Saskatchewan, 4.875%,
                                          3/1/13                                             42,611
                                                                                       ------------
                                                                                       $  4,359,799
---------------------------------------------------------------------------------------------------
                                          Steel -- 0.4%
     3,900,000                 BBB+/Baa2  ArcelorMittal, 6.125%, 6/1/18                $  2,670,556
     1,230,000                 BBB/Baa2   Commercial Metals Co., 7.35%, 8/15/18             984,868
                                                                                       ------------
                                                                                       $  3,655,424
                                                                                       ------------
                                          Total Materials                              $ 13,276,143
---------------------------------------------------------------------------------------------------
                                          CAPITAL GOODS -- 1.4%
                                          Aerospace & Defense -- 0.1%
        40,000                   A+/A2    Boeing Co., 5.125%, 2/15/13                  $     39,961
---------------------------------------------------------------------------------------------------
                                          Building Products -- 0.1%
     2,225,000        6.72     BB+/BBB-   C10 Capital SPV Ltd, Floating Rate Note,
                                          12/31/49                                     $  1,058,722
---------------------------------------------------------------------------------------------------
                                          Electrical Component & Equipment -- 0.5%
     2,665,000                  BB+/Ba1   Anixter International Corp., 5.95%,
                                          3/1/15                                       $  2,132,000
     2,670,000                  BB-/Ba1   Belden CDT, Inc., 7.0%, 3/15/17                 2,002,500
                                                                                       ------------
                                                                                       $  4,134,500
---------------------------------------------------------------------------------------------------
                                          Trading Companies & Distributors -- 0.7%
     5,660,000                 BBB+/Baa1  GATX Financial Corp., 6.0%, 2/15/18          $  5,031,814
     3,100,000                 BBB-/Baa2  Glencore Funding LLC, 6.0%, 4/15/14
                                          (144A)                                          1,254,874
                                                                                       ------------
                                                                                       $  6,286,688
                                                                                       ------------
                                          Total Capital Goods                          $ 11,519,871
---------------------------------------------------------------------------------------------------
                                          COMMERCIAL SERVICES & SUPPLIES -- 0.4%
                                          Office Services & Supplies -- 0.4%
     3,110,000                   A/A1     Pitney Bowes, Inc., 5.6%, 3/15/18            $  3,083,316
                                                                                       ------------
                                          Total Commercial Services & Supplies         $  3,083,316
---------------------------------------------------------------------------------------------------
                                          TRANSPORTATION -- 1.3%
                                          Airlines -- 0.1%
     1,158,244        0.00       A-/A2    Southwest Airlines Co., 7.67%, 1/2/14        $  1,128,593
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


24    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                            Railroads -- 1.2%
 $   2,140,000                 BBB/Baa1     Burlington Sante Fe Corp., 5.75%,
                                            3/15/08                                    $  2,062,919
     3,400,000                  BB-/B1      Kansas City Southern Mexico, 7.625%,
                                            12/1/13                                       2,788,000
     5,125,000                 BBB/Baa2     Union Pacific Corp., 5.7%, 8/15/18 (c)        4,934,017
                                                                                       ------------
                                                                                       $  9,784,936
                                                                                       ------------
                                            Total Transportation                       $ 10,913,529
---------------------------------------------------------------------------------------------------
                                            AUTOMOBILES & COMPONENTS -- 0.1%
                                            Auto Parts & Equipment -- 0.1%
     3,255,000                   B-/B3      Lear Corp., 8.75%, 12/1/16                 $    943,950
                                                                                       ------------
                                            Total Automobiles & Components             $    943,950
---------------------------------------------------------------------------------------------------
                                            CONSUMER DURABLES & APPAREL -- 0.4%
                                            Household Appliances -- 0.4%
     4,235,000                 BBB/Baa2     Whirlpool Corp., 5.5%, 3/1/13              $  3,350,656
                                                                                       ------------
                                            Total Consumer Durables & Apparel          $  3,350,656
---------------------------------------------------------------------------------------------------
                                            CONSUMER SERVICES -- 0.7%
                                            Casinos & Gaming -- 0.0%
     1,780,000                   C/Ca       Station Casinos, Inc., 6.625%, 3/15/18     $    102,350
---------------------------------------------------------------------------------------------------
                                            Education Services -- 0.7%
     2,470,000                  AAA/Aaa     President & Fellows of Harvard, 3.7%,
                                            4/1/13                                     $  2,436,532
     3,095,000                  AAA/Aaa     President & Fellows of Harvard, 6.3%,
                                            10/1/37                                       3,341,826
                                                                                       ------------
                                                                                       $  5,778,358
                                                                                       ------------
                                            Total Consumer Services                    $  5,880,708
---------------------------------------------------------------------------------------------------
                                            MEDIA -- 1.0%
                                            Broadcasting -- 0.7%
     2,620,000                 BBB+/Baa1    Grupo Telivisa SA, 6.0%, 5/15/18 (144A)    $  2,203,158
     4,250,000                  BB-/B3      Intelsat Sub, 8.5%, 1/15/13 (144A) (c)        3,931,250
                                                                                       ------------
                                                                                       $  6,134,408
---------------------------------------------------------------------------------------------------
                                            Cable & Satellite -- 0.3%
     1,600,000                 BBB/Baa2     British Sky Broadcasting, 6.1%, 2/15/18
                                               (144A)                                  $  1,313,758
       135,000        0.00     BBB+/Baa2    Comcast Corp., 5.3%, 1/15/14                    126,243
       425,000                 BBB+/Baa2    Time Warner Cable, Inc., 8.75%, 2/14/19         462,117
                                                                                       ------------
                                                                                       $  1,902,118
                                                                                       ------------
                                            Total Media                                $  8,036,526
---------------------------------------------------------------------------------------------------
                                            RETAILING -- 0.4%
                                            Department Stores -- 0.0%
        25,000                  A-/Baa1     Nordstrom, Inc., 5.625%, 1/15/09           $     25,017
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    25

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                          Specialty Stores -- 0.4%
 $   3,545,000                   B/B3     Sally Holdings, Inc., 9.25%, 11/15/14
                                          (144A) (c)                                   $  3,048,700
                                                                                       ------------
                                          Total Retailing                              $  3,073,717
---------------------------------------------------------------------------------------------------
                                          FOOD, BEVERAGE & TOBACCO -- 0.9%
                                          Agricultural Products -- 0.4%
     3,500,000                   A/A2     Cargill, Inc., 5.2%, 1/22/13 (144A)          $  3,206,333
---------------------------------------------------------------------------------------------------
                                          Brewers -- 0.0%
        55,000                 BBB+/Baa1  Miller Brewing Co., 5.5%, 8/15/13
                                          (144A)                                       $     51,281
---------------------------------------------------------------------------------------------------
                                          Distillers & Vintners -- 0.3%
     2,765,000                  BB-/Ba3   Constellation Brands, Inc., 8.375%,
                                          12/15/14 (c)                                 $  2,626,750
---------------------------------------------------------------------------------------------------
                                          Soft Drinks -- 0.0%
        55,000                   A/A2     Bottling Group LLC, 5.0%, 11/15/13           $     53,723
---------------------------------------------------------------------------------------------------
                                          Tobacco -- 0.2%
     1,535,000                   A/A3     UST, Inc., 5.75%, 3/1/18                     $  1,259,785
                                                                                       ------------
                                          Total Food, Beverage & Tobacco               $  7,197,872
---------------------------------------------------------------------------------------------------
                                          HEALTH CARE EQUIPMENT & SERVICES -- 0.6%
                                          Health Care Facilities -- 0.3%
     3,005,000                  BB-/B2    HCA, Inc., 9.625%, 11/15/16                  $  2,343,900
---------------------------------------------------------------------------------------------------
                                          Managed Health Care -- 0.3%
     3,275,000                  A-/Baa1   United Health Group, Inc., 4.875%,
                                          2/15/13                                      $  3,057,619
                                                                                       ------------
                                          Total Health Care Equipment & Services       $  5,401,519
---------------------------------------------------------------------------------------------------
                                          PHARMACEUTICALS & BIOTECHNOLOGY -- 0.7%
                                          Biotechnology -- 0.7%
     5,570,000                 BBB+/Baa3  Biogen Idec, Inc., 6.0%, 3/1/13              $  5,509,215
                                                                                       ------------
                                          Total Pharmaceuticals & Biotechnology        $  5,509,215
---------------------------------------------------------------------------------------------------
                                          BANKS -- 3.5%
                                          Diversified Banks -- 1.1%
     3,515,000                  A+/Aa2    Barclays Plc, 6.05%, 12/4/17                 $  3,100,915
     3,520,000                   A+/A1    Wachovia Corp., 5.75%, 6/15/17 (c)              3,503,600
     2,235,000                  AA/Aa1    Wells Fargo Co., 4.375%, 1/31/13                2,188,548
                                                                                       ------------
                                                                                       $  8,793,063
---------------------------------------------------------------------------------------------------
                                          Regional Banks -- 2.4%
     1,870,000                   A/A1     American Express Bank FSB, Ltd., 5.5%,
                                          4/16/13                                      $  1,771,339
     4,500,000                  A+/Aa3    Branch Banking & Trust Co., 4.875%,
                                          1/15/13                                         4,239,279
     1,190,000                   A/NR     Cobank, ACB, 7.875%, 4/16/18 (144A)             1,202,132
       930,000                   A-/A2    Keycorp, 6.5%, 5/14/13                            857,355

The accompanying notes are an integral part of these financial statements.


26    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                          Regional Banks -- (continued)
 $   2,505,000                  A+/Aa3    Mellon Funding Corp., 5.5%, 11/15/18         $  2,159,425
     1,435,000                   A+/A1    PNC Bank NA, 6.0%, 12/7/17                      1,426,126
     1,473,000        8.25       A-/A3    PNC Funding Corp., Floating Rate Note,
                                          5/29/49                                         1,186,932
     2,755,000                 BBB/Baa2   Sovereign Bancorp, 8.75%, 5/30/18               2,721,761
     3,520,000                  A+/Aa3    Wachovia Bank NA, 6.0%, 11/15/17                3,397,948
     1,275,000                  A+/Aa2    Wells Fargo Capital, 9.75%, 12/29/49 (c)        1,287,750
       585,000                  BBB/NR    Zions Bancorp, 5.5%, 11/16/15                     413,717
                                                                                       ------------
                                                                                       $ 20,663,764
                                                                                       ------------
                                          Total Banks                                  $ 29,456,827
---------------------------------------------------------------------------------------------------
                                          DIVERSIFIED FINANCIALS -- 7.3%
                                          Asset Management & Custody Banks -- 1.1%
     2,000,000                  A+/Aa3    Bank of New York, 4.95%, 3/15/15             $  1,918,438
     3,945,000                   A-/A3    Eaton Vance Corp., 6.5%, 10/2/17                3,495,641
     4,000,000                   A+/A1    State Street Corp., 7.65%, 6/15/10              4,161,760
                                                                                       ------------
                                                                                       $  9,575,839
---------------------------------------------------------------------------------------------------
                                          Consumer Finance -- 1.5%
     4,435,000                 BBB/Baa1   American General Finance, 6.9%,
                                          12/15/17                                     $  1,919,348
     3,875,000                  A+/Aa3    American Honda Finance, 6.7%, 10/1/13
                                          (144A)                                          3,906,035
     2,575,000                   A/A2     Caterpillar Financial, 7.05%, 10/1/18 (c)       2,710,260
     2,630,000                 CCC+/Caa1  Ford Motor Credit Co., 5.7%, 1/15/10 (c)        2,235,053
     3,155,000        4.00     BBB-/Baa2  SLM Corp., Floating Rate Note, 7/25/14          1,590,846
                                                                                       ------------
                                                                                       $ 12,361,542
---------------------------------------------------------------------------------------------------
                                          Diversified Financial Services -- 1.8%
     1,450,000        8.40     BBB/Baa2   C VAR, Floating Rate Note, Perpetual         $    957,421
     2,575,000                  A+/Aa2    JP Morgan Chase & Co., 6.0%, 1/15/18 (c)        2,717,974
     4,900,000                   A-/A1    JPMorgan Chase & Co., 7.9%, 4/29/49             4,075,967
     1,100,000                   A/Aa3    Nationsbank Corp., 7.75%, 8/15/15               1,124,927
     1,153,920                  A-/Baa1   PF Export Receivable Master Trust,
                                          6.436%, 6/1/15 (144A)                           1,142,381
     1,860,842                 BBB/Baa2   Power Receivables Finance LLC, 6.29%,
                                          1/1/12 (144A)                                   1,822,843
       200,000                  BB/Baa2   TNK-BP Finance SA, 6.625%, 3/20/17                 96,000
     1,000,000                  BB/Baa2   TNK-BP Finance SA, 6.625%, 3/20/17
                                          (144A)                                            480,000
     2,080,000                  BB/Baa2   TNK-BP Finance SA, 7.5%, 7/18/16
                                          (144A)                                          1,081,600
     1,000,000                  BB/Baa2   TNK-BP Finance SA, 7.875%, 3/13/18
                                          (144A)                                            500,000
                                                                                       ------------
                                                                                       $ 13,999,113
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    27

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                          Investment Banking & Brokerage -- 1.3%
 $   9,740,000        5.79      BBB/A3    Goldman Sachs Capital, Floating Rate
                                          Note., 12/29/49                              $  3,744,280
     3,325,000                   A/A2     Merrill Lynch & Co., 5.45%, 2/5/13              3,196,143
     4,765,000                   A/A2     Morgan Stanley Dean Witter, 6.625%,
                                          4/1/18                                          4,180,287
                                                                                       ------------
                                                                                       $ 11,120,710
---------------------------------------------------------------------------------------------------
                                          Specialized Finance -- 1.6%
     5,280,000                 BBB+/Baa1  CIT Group, Inc., 7.625%, 11/30/12            $  4,457,212
     5,904,965                  NR/Baa3   Coso Geothermal Power, 7.0%, 7/15/26
                                          (144A)                                          4,930,646
     2,500,000                  A-/Baa1   International Lease Finance Corp.,
                                          6.375%, 3/25/13                                 1,698,240
     2,000,000                   A+/A1    National Rural Utilities Corp., 5.45%,
                                          2/1/18                                          1,775,818
     1,075,000                   A+/A1    National Rural Utilities Corp., 10.375%,
                                          11/1/18                                         1,258,189
                                                                                       ------------
                                                                                       $ 14,120,105
                                                                                       ------------
                                          Total Diversified Financials                 $ 61,177,309
---------------------------------------------------------------------------------------------------
                                          INSURANCE -- 2.8%
                                          Life & Health Insurance -- 0.2%
     2,800,000                   A+/A3    Prudential Financial, 5.15%, 1/15/13         $  2,274,306
---------------------------------------------------------------------------------------------------
                                          Multi-Line Insurance -- 1.0%
     4,620,000                  BB/Baa3   Liberty Mutual Group, 7.0%, 3/15/37
                                          (144A)                                       $  2,203,195
     3,035,000                 BBB-/Baa2  Liberty Mutual Group, 7.3%, 6/15/14
                                          (144A)                                          2,841,868
       650,000       10.75      BB/Baa3   Liberty Mutual Group, Floating Rate Note,
                                          6/15/58 (144A)                                    357,500
     2,650,000                   A/A3     Loew Corp., 5.25%, 3/15/16                      2,392,274
                                                                                       ------------
                                                                                       $  7,794,837
---------------------------------------------------------------------------------------------------
                                          Property & Casualty Insurance -- 1.0%
     3,742,000                  BB+/Ba2   Ambac Financial Group, Inc., 6.15%,
                                          2/15/37 (c)                                  $    374,174
     5,000,000                 BBB-/Baa3  Hanover Insurance Group, Inc., 7.625%,
                                          10/15/25                                        3,000,000
     4,135,000                   BB/NR    Kingsway America, Inc., 7.5%, 2/1/14            3,445,075
     2,270,000       14.00      A/Baa3    MBIA, Inc., Floating Rate Note, 1/15/33
                                          (144A) (c)                                      1,157,700
                                                                                       ------------
                                                                                       $  7,976,949
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


28    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                       Value
                                          Reinsurance -- 0.6%
 $   2,150,000                  AAA/Aaa   Berkshire Hathway, Inc., 5.0%, 8/15/13           $  2,187,068
     4,720,000                  BBB+/NA   Platinum Underwriters HD, 7.5%, 6/1/17              3,063,936
                                                                                           ------------
                                                                                           $  5,251,004
                                                                                           ------------
                                          Total Insurance                                  $ 23,297,096
-------------------------------------------------------------------------------------------------------
                                          REAL ESTATE -- 1.7%
                                          Diversified Real Estate Activities -- 0.4%
     4,125,000                   A-/A2    WEA Finance LLC, 7.125%, 4/15/18                 $  2,926,238
-------------------------------------------------------------------------------------------------------
                                          Real Estate Operating Companies -- 0.3%
     8,180,000                   B+/B1    Forest City Enterprises, Inc., 7.625%,
                                          6/1/15                                           $  2,863,000
-------------------------------------------------------------------------------------------------------
                                          Retail Real Estate Investment Trust -- 0.4%
     3,470,000                  AAA/Aaa   Trustreet Properties, Inc., 7.5%, 4/1/15         $  3,765,134
-------------------------------------------------------------------------------------------------------
                                          Specialized Real Estate Investment Trust -- 0.6%
     4,125,000                 BBB-/Baa2  Health Care REIT, Inc., 6.2%, 6/1/16             $  2,640,000
       860,000                 BBB-/Baa2  Health Care, Inc., 6.0%, 11/15/13                     579,026
       935,000                 BBB-/Baa2  Health Care, Inc., 8.0%, 9/12/12                      801,136
       565,000                 BBB-/Ba1   Ventas Realty Capital Corp., 7.125%,
                                          6/1/15 (144A)                                         442,113
                                                                                           ------------
                                                                                           $  4,462,275
                                                                                           ------------
                                          Total Real Estate                                $ 14,016,647
-------------------------------------------------------------------------------------------------------
                                          SOFTWARE & SERVICES -- 0.3%
                                          Data Processing & Outsourced Services -- 0.3%
     4,845,000                   B/B3     First Data Corp., 9.875%, 9/24/15
                                          (144A) (c)                                       $  2,931,225
                                                                                           ------------
                                          Total Software & Services                        $  2,931,225
-------------------------------------------------------------------------------------------------------
                                          TECHNOLOGY HARDWARE & EQUIPMENT -- 0.6%
                                          Electronic Equipment & Instruments -- 0.4%
     5,070,000                 BBB-/Ba1   Agilent Technologies, Inc., 6.5%, 11/1/17        $  3,485,133
-------------------------------------------------------------------------------------------------------
                                          Electronic Manufacturing Services -- 0.2%
     2,170,000                  BB-/Ba2   Flextronics International, Ltd., 6.5%,
                                          5/15/13                                          $  1,714,300
                                                                                           ------------
                                          Total Technology Hardware & Equipment            $  5,199,433
-------------------------------------------------------------------------------------------------------
                                          SEMICONDUCTORS -- 0.2%
                                          Semiconductor Equipment -- 0.2%
     3,140,000                 BBB/Baa1   Klac Instruments Corp., 6.9%, 5/1/18             $  2,374,879
                                                                                           ------------
                                          Total Semiconductors                             $  2,374,879
-------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    29

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                            TELECOMMUNICATION SERVICES -- 0.8%
                                            Integrated Telecommunication Services -- 0.8%
 $   1,990,000                 BBB-/Baa3    Embarq Corp., 7.082%, 6/1/16 (c)           $  1,532,300
     2,100,000                   A/A3       Verizon Communications, Inc., 8.75%,
                                            11/1/18                                       2,463,766
     2,725,000                  BB/Ba3      Windstream Corp., 8.125%, 8/1/13 (c)          2,507,000
                                                                                       ------------
                                                                                       $  6,503,066
                                                                                       ------------
                                            Total Telecommunication Services           $  6,503,066
---------------------------------------------------------------------------------------------------
                                            UTILITIES -- 3.9%
                                            Electric Utilities -- 2.6%
       980,000                 BBB+/Baa2    Commonwealth Edison Co., 6.15%,
                                            9/15/17                                    $    911,251
       845,617                 BBB-/Baa3    Crocket Cogeneration LP, 5.869%,
                                            3/30/25 (144A)                                  673,204
     2,270,000                 BBB+/Baa3    Entergy Gulf States, Inc., 5.7%, 6/1/15       2,049,386
     1,714,104                 BBB-/Baa3    FPL Energy America Wind LLC, 6.639%,
                                            6/20/23 (144A)                                1,472,587
       647,850                  BB-/Ba2     FPL Energy Wind Funding, 6.876%,
                                            6/27/17 (144A)                                  608,169
     1,925,000                 BBB+/Baa2    Israel Electric Corp., 7.25%, 1/15/19
                                            (144A)                                        1,795,351
       910,000                 BBB/Baa3     Nevada Power Co., 6.5%, 8/1/18                  875,527
     5,055,000                 BBB+/Baa1    NY State Gas and Electric Corp., 6.15%,
                                            12/15/17 (144A)                               4,600,535
     1,224,826                   NR/WR      OrCal Geothermal, Inc., 6.21%, 12/30/20
                                            (144A)                                        1,375,896
     2,690,000                 BB+/Baa3     Public Service of New Mexico, 7.95%,
                                            5/15/18                                       2,189,009
       500,000                   A/A2       Southern California Edison Co., 5.75%,
                                            3/15/14                                         523,969
     2,500,000                  CCC/B3      TXU Energy Co., 10.25%, 11/1/15 (c)           1,775,000
     3,550,000                 BBB+/Baa2    West Penn Power Co., 5.95%, 12/15/17          2,990,705
                                                                                       ------------
                                                                                       $ 21,840,589
---------------------------------------------------------------------------------------------------
                                            Gas Utilities -- 0.2%
     2,450,000                   A/Aa3      Nakilat, Inc., 6.267%, 12/31/33 (144A)     $  1,641,721
---------------------------------------------------------------------------------------------------
                                            Independent Power Producer & Energy Traders -- 1.0%
     2,675,000                  BB-/Ba3     Intergen NV, 9.0%, 6/30/17                 $  2,193,500
     2,105,000                 BBB-/Baa3    Kiowa Power Partners LLC, 5.737%,
                                            3/30/21 (144A)                                1,611,083
     2,610,000                 BBB-/Baa3    Panoche Energy Center LLC, 6.885%,
                                            7/31/29 (144A)                                2,209,730
     2,748,495                  BB/Ba2      Tenaska Alabama Partners LP, 7.0%,
                                            6/30/21 (144A)                                2,155,744
                                                                                       ------------
                                                                                       $  8,170,057
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


30    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                 Value
                                            Multi-Utilities -- 0.1%
 $   1,365,000                  BB/Ba2      NSG Holdings LLC, 7.75%, 12/15/25
                                            (144A)                                   $  1,064,700
                                                                                     ------------
                                            Total Utilities                          $ 32,717,067
-------------------------------------------------------------------------------------------------
                                            TOTAL CORPORATE BONDS
                                            (Cost $342,668,611)                      $280,793,465
-------------------------------------------------------------------------------------------------
                                            U.S. GOVERNMENT AND AGENCY OBLIGATIONS -- 41.5%
                                            BANKS -- 0.2%
                                            Diversified Banks -- 0.2%
     1,460,000                   A/Aa3      Korea Development Bank, 5.3%, 1/17/13    $  1,329,184
                                                                                     ------------
                                            Total Banks                              $  1,329,184
-------------------------------------------------------------------------------------------------
                                            GOVERNMENT -- 41.3%
       140,000                  AAA/Aaa     Fannie Mae, 5.24%, 8/7/18                $    147,632
    31,021,407                  AAA/Aaa     Federal Home Loan Mortgage Corp.,
                                            4.5%, 11/1/18 - 11/1/35                    31,656,294
     8,729,261                  AAA/Aaa     Federal Home Loan Mortgage Corp.,
                                            5.0%, 10/1/20 - 6/1/35                      8,966,417
     9,197,922                  AAA/Aaa     Federal Home Loan Mortgage Corp.,
                                            5.5%, 12/1/18 - 11/1/35                     9,445,073
    18,173,957                  AAA/Aaa     Federal Home Loan Mortgage Corp.,
                                            6.0%, 5/1/17 - 6/1/35                      18,767,566
     1,523,165                  AAA/Aaa     Federal Home Loan Mortgage Corp.,
                                            6.5%, 3/1/13 - 11/1/33                      1,589,193
        23,424                  AAA/Aaa     Federal Home Loan Mortgage Corp.,
                                            7.0%, 11/1/30 - 12/1/30                        24,617
         6,485                  AAA/Aaa     Federal Home Loan Mortgage Corp.,
                                            8.0%, 8/1/31                                    6,775
         2,055                  AAA/Aaa     Federal Home Loan Mortgage Corp.,
                                            8.048%, 10/1/33                                 2,108
     4,454,057                  AAA/Aaa     Federal National Mortgage Association,
                                            4.0%, 7/1/18 - 3/1/36                       4,492,458
    21,379,013                  AAA/Aaa     Federal National Mortgage Association,
                                            4.5%, 4/1/19 - 3/1/37                      21,860,964
       159,106                  AAA/Aaa     Federal National Mortgage Association,
                                            4.79%, 12/1/12                                161,902
    25,611,268                  AAA/Aaa     Federal National Mortgage Association,
                                            5.0%, 12/1/17 - 6/1/36                     26,275,243
    68,210,681                  AAA/Aaa     Federal National Mortgage Association,
                                            5.5%, 9/1/17 - 6/1/36                      70,086,511
    23,812,927                  AAA/Aaa     Federal National Mortgage Association,
                                            6.0%, 6/1/16 - 12/1/35                     24,575,305
     2,324,317                  AAA/Aaa     Federal National Mortgage Association,
                                            6.5%, 7/1/29 - 7/1/34                       2,428,397
     2,426,116                  AAA/Aaa     Federal National Mortgage Association,
                                            7.0%, 3/1/12 - 1/1/32                       2,535,806

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    31

Principal      Floating    S&P/Moody's
Amount         Rate (b)    Ratings                                                     Value
 $      8,491                  AAA/Aaa    Federal National Mortgage Association,
                                          7.5%, 8/1/20 - 4/1/30                        $      8,997
       47,297                  AAA/Aaa    Federal National Mortgage Association,
                                          8.0%, 4/1/20 - 5/1/31                              50,105
   18,201,697                  AAA/Aaa    Government National Mortgage
                                          Association, 4.5%, 7/15/33 - 6/15/38           18,596,581
    3,339,716                  AAA/Aaa    Government National Mortgage
                                          Association, 5.0%, 10/15/18 - 4/15/35           3,455,210
   23,284,692                  AAA/Aaa    Government National Mortgage
                                          Association, 5.5%, 10/15/17 - 2/15/37          24,096,355
   25,228,431                  AAA/Aaa    Government National Mortgage
                                          Association, 6.0%, 4/15/14 - 10/15/36          26,150,866
   12,048,321                  AAA/Aaa    Government National Mortgage
                                          Association, 6.5%, 8/15/11 - 7/15/35           12,655,108
    1,598,477                  AAA/Aaa    Government National Mortgage
                                          Association, 7.0%, 9/15/11 - 5/15/32            1,689,087
      172,448                  AAA/Aaa    Government National Mortgage
                                          Association, 7.5%, 8/15/11 - 12/15/31             182,842
       12,104                  AAA/Aaa    Government National Mortgage
                                          Association, 7.75%,
                                          11/15/29 - 2/15/30                                 12,819
       13,833                  AAA/Aaa    Government National Mortgage
                                          Association, 8.0%, 5/15/10                         14,469
      358,262                  AAA/Aaa    Government National Mortgage
                                          Association, I, 6.0%, 2/15/29                     371,638
       97,057                  AAA/Aaa    Government National Mortgage
                                          Association, I, 7.0%,
                                          12/15/30 - 3/15/31                                102,654
       18,330                  AAA/Aaa    Government National Mortgage
                                          Association, I, 7.5%, 10/15/29                     19,425
    2,398,859                  AAA/Aaa    Government National Mortgage
                                          Association, II, 4.5%,
                                          12/20/34 - 1/20/35                              2,426,931
    2,203,193                  AAA/Aaa    Government National Mortgage
                                          Association, II, 5.5%,
                                          10/20/19 - 11/20/34                             2,281,250
      115,471                  AAA/Aaa    Government National Mortgage
                                          Association, II, 6.5%,
                                          2/20/29 - 4/20/29                                 121,567
      494,843                  AAA/Aaa    Government National Mortgage
                                          Association, II, 7.0%,
                                          11/20/28 - 12/20/30                               521,312
    1,420,000                  AAA/Aaa    U.S. Treasury Bonds, 3.875%, 5/15/18            1,619,242
    1,500,000                  AAA/Aaa    U.S. Treasury Bonds, 4.25%, 11/15/13            1,711,875
    3,750,000                  AAA/Aaa    U.S. Treasury Bonds, 6.25%, 8/15/23             5,114,648
   14,572,000                  AAA/Aaa    U.S. Treasury Inflation Notes, 0.0%,
                                          11/15/13                                       13,453,424

The accompanying notes are an integral part of these financial statements.


32    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Principal      Floating    S&P/Moody's
Amount         Rate (b)    Ratings                                                     Value
 $    500,000                 AAA/Aaa     U.S. Treasury Inflation Notes, 0.0%,
                                          5/15/13                                      $    467,624
    3,517,440                 AAA/Aaa     U.S. Treasury Inflation Notes, 2.0%,
                                          1/15/14                                         3,332,774
    1,750,000                 AAA/Aaa     U.S. Treasury Notes, 3.625%, 5/15/13            1,922,813
      625,000                 AAA/Aaa     U.S. Treasury Notes, 4.0%, 2/15/15                712,109
    2,000,000                 AAA/Aaa     U.S. Treasury Notes, 4.375%, 2/15/38            2,678,750
      840,000                 AAA/Aaa     U.S. Treasury Notes, 5.5%, 8/15/28              1,135,304
      450,000                 AAA/Aaa     U.S. Treasury Notes, 7.875%, 2/15/21              668,813
                                                                                       ------------
                                          Total Government                             $348,596,853
---------------------------------------------------------------------------------------------------
                                          TOTAL U.S. GOVERNMENT AND
                                          AGENCY OBLIGATIONS
                                          (Cost $333,503,413)                          $349,926,037
---------------------------------------------------------------------------------------------------
                                          MUNICIPAL BONDS -- 1.4%
                                          GOVERNMENT -- 1.4%
                                          Municipal Higher Education -- 1.4%
    4,380,000                 AAA/Aa3     California State University Revenue, 5.0%,
                                          11/1/39                                      $  4,033,717
    4,600,000                 AAA/Aaa     Connecticut State Health & Educational,
                                          5.0%, 7/1/42                                    4,541,074
      730,000                 AAA/Aaa     Houston Higher Education Finance Corp.,
                                          5.0%, 5/15/47                                     685,901
    2,350,000                 AAA/Aaa     New York State Dormitory Authority, 5.0%,
                                          7/1/38                                          2,328,521
                                                                                       ------------
                                                                                       $ 11,589,213
---------------------------------------------------------------------------------------------------
                                          Municipal Tobacco -- 0.0%
      315,000                 AAA/WR      Tobacco Settlement Authority Iowa,
                                          6.79%, 6/1/10                                $    319,697
                                                                                       ------------
                                          TOTAL MUNICIPAL BONDS
                                          (Cost $11,903,479)                           $ 11,908,910
---------------------------------------------------------------------------------------------------
                                          SENIOR SECURED FLOATING RATE
                                          LOAN INTERESTS -- 5.4%*
                                          ENERGY -- 0.3%
                                          Integrated Oil & Gas -- 0.1%
    1,795,500       8.00      NR/Ba3      Hudson Products Holdings, Inc., Term
                                          Loan, 8/24/15                                $  1,418,445
---------------------------------------------------------------------------------------------------
                                          Oil & Gas Exploration & Production -- 0.2%
    2,930,487       4.34       B+/B2      Calpine Corp., First Priority Term Loan,
                                          3/31,14                                      $  2,173,793
                                                                                       ------------
                                          Total Energy                                 $  3,592,238
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    33

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                    Value
                                          MATERIALS -- 0.5%
                                          Paper Packaging -- 0.5%
 $   2,375,819        5.50       B+/B2    Graham Packaging Co., New Term Loan,
                                          10/7/11                                      $  1,730,388
     2,955,679        6.72      BB/Ba2    Graphic Packaging International, Inc.,
                                          Incremental Term, 5/16/14                       2,209,370
                                                                                       ------------
                                                                                       $  3,939,758
                                                                                       ------------
                                          Total Materials                              $  3,939,758
---------------------------------------------------------------------------------------------------
                                          CAPITAL GOODS -- 0.3%
                                          Aerospace & Defense -- 0.2%
     3,391,757        5.44      B+/Ba3    Aeroflex, Inc., Tranche B-1 Term, 8/15/14    $  2,136,807
---------------------------------------------------------------------------------------------------
                                          Construction & Farm Machinery &
                                          Heavy Trucks -- 0.1%
       912,849        5.56      BB-/Ba3   Accuride Corp., Term Advance, 1/31/12        $    631,577
                                                                                       ------------
                                          Total Capital Goods                          $  2,768,384
---------------------------------------------------------------------------------------------------
                                          COMMERCIAL SERVICES & SUPPLIES -- 0.2%
                                          Environmental & Facilities Services -- 0.2%
     2,969,849        4.24      BB-/B2    Synagro Technologies, Inc., Term Loan,
                                          4/2/14                                       $  2,004,648
                                                                                       ------------
                                          Total Commercial Services & Supplies         $  2,004,648
---------------------------------------------------------------------------------------------------
                                          TRANSPORTATION -- 0.1%
                                          Air Freight & Couriers -- 0.1%
       402,514        3.10       B/Ba2    TNT Logistics, Additional Pre-funded Loan,
                                          11/4/13                                      $    249,559
     1,214,127        5.05      NR/Ba2    TNT Logistics, U.S. Term Loan, 11/4/13            752,758
                                                                                       ------------
                                                                                       $  1,002,317
                                                                                       ------------
                                          Total Transportation                         $  1,002,317
---------------------------------------------------------------------------------------------------
                                          AUTOMOBILES & COMPONENTS -- 0.2%
                                          Tires & Rubber -- 0.2%
     3,440,000        2.22      BB/Ba1    Goodyear Tire & Rubber Co., Second Lien
                                          Loan, 4/30/14                                $  2,210,200
                                                                                       ------------
                                          Total Automobiles & Components               $  2,210,200
---------------------------------------------------------------------------------------------------
                                          CONSUMER DURABLES & APPAREL -- 0.1%
                                          Housewares & Specialties -- 0.1%
     1,305,128        3.96      BB-/Ba3   Jarden Corp., Term Loan B-3, 1/24/12         $  1,019,305
                                                                                       ------------
                                          Total Consumer Durables & Apparel            $  1,019,305
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


34    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                   Value
                                          CONSUMER SERVICES -- 0.2%
                                          Casinos & Gaming -- 0.2%
 $   1,548,060        5.44       NA/NA    Fontaineblue Las Vegas, Initial Term Loan,
                                          6/6/14                                       $    445,067
       395,128        6.55      BB-/Ba3   Gateway Casinos & Entertainment, Inc.,
                                          Delayed Draw, 9/30/14                             175,832
     1,955,885        6.55      BB-/Ba3   Gateway Casinos & Entertainment, Inc.,
                                          Term Advance, 9/30/14                             870,369
                                                                                       ------------
                                                                                       $  1,491,268
                                                                                       ------------
                                          Total Consumer Services                      $  1,491,268
---------------------------------------------------------------------------------------------------
                                          MEDIA -- 0.2%
                                          Broadcasting -- 0.1%
     3,300,000        2.71       B-/B2    Univision Communication, Inc., Initial Term
                                          Loan, 9/29/14                                $  1,356,666
---------------------------------------------------------------------------------------------------
                                          Cable & Satellite -- 0.1%
       970,446        6.40       B/B3     Knology, Inc., Term Loan, 4/30/12            $    558,006
                                                                                       ------------
                                          Total Media                                  $  1,914,672
---------------------------------------------------------------------------------------------------
                                          RETAILING -- 0.1%
                                          Internet Retail -- 0.1%
     1,358,000        6.64     BBB-/Ba1   Ticketmaster Corp., Term B Loan, 7/25/14     $    937,020
                                                                                       ------------
                                          Total Retailing                              $    937,020
---------------------------------------------------------------------------------------------------
                                          HEALTH CARE EQUIPMENT & SERVICES -- 1.3%
                                          Health Care Equipment -- 0.4%
     4,169,535        5.64       B+/B2    Talecris Biotherapeutics Holdings Corp.,
                                          First Term Lien, 12/6/13                     $  3,658,767
---------------------------------------------------------------------------------------------------
                                          Health Care Facilities -- 0.6%
     1,709,567        4.45      BB/Ba3    CHS/Community Health Systems, Inc.,
                                          Funded Term, 7/13/14                         $  1,339,446
        87,433        1.80      BB/Ba3    CHS/Community Health Systems, Inc.,
                                          Delayed Draw, 7/25/14                              22,835
     2,842,000        3.71      BB+/Ba2   HCA, Inc., Tranche B Term, 11/18/13             2,246,956
     1,169,821        4.82      B+/Ba2    Sun Health Care Group, Inc., Term Loan,
                                          4/19/14                                           807,177
       265,517        1.36      B+/Ba2    Sun Health Care Group, Inc., Synthetic LC,
                                          4/21/14                                           183,207
       157,419        3.74      B+/Ba2    Sun Health Care Group, Inc., Delayed
                                          Draw, 4/19/14                                     108,619
                                                                                       ------------
                                                                                       $  4,708,240
---------------------------------------------------------------------------------------------------
                                          Health Care Services -- 0.2%
     2,829,716        3.71      BB-/Ba3   Catalent Pharma Solutions, Inc., Dollar
                                          Term Loan, 4/10/14                           $  1,719,053
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    35

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                    Value
                                           Health Care Supplies -- 0.1%
 $   1,425,597        4.71      BB-/B1     Bausch & Lomb, Term Loan, 4/24/15           $    977,552
       360,000        3.43      BB-/B1     Bausch & Lomb, Delayed Draw, 4/24/15             148,114
                                                                                       ------------
                                                                                       $  1,125,666
                                                                                       ------------
                                           Total Health Care Equipment & Services      $ 11,211,726
---------------------------------------------------------------------------------------------------
                                           PHARMACEUTICALS & BIOTECHNOLOGY -- 0.1%
                                           Life Sciences Tools & Services -- 0.1%
     1,047,375        5.25     BBB-/Baa3   Life Technologies Corp., Term B Facility,
                                           6/11/16                                     $    984,533
                                                                                       ------------
                                           Total Pharmaceuticals & Biotechnology       $    984,533
---------------------------------------------------------------------------------------------------
                                           DIVERSIFIED FINANCIALS -- 0.5%
                                           Diversified Financial Services -- 0.5%
     5,558,000        4.94      BB/Ba2     Metavante Corp., Term Loan, 11/1/14         $  4,168,500
                                                                                       ------------
                                           Total Diversified Financials                $  4,168,500
---------------------------------------------------------------------------------------------------
                                           SOFTWARE & SERVICES -- 0.3%
                                           IT Consulting & Other Services -- 0.2%
     2,425,253        4.02      BB/Ba3     Sungard Data Systems, Inc., New U.S.
                                           Term, 2/28/14                               $  1,675,849
---------------------------------------------------------------------------------------------------
                                           Systems Software -- 0.1%
     1,039,395        6.34      B+/Ba2     Macrovision Solutions Corp., Term Loan,
                                           5/2/13                                      $    945,849
                                                                                       ------------
                                           Total Software & Services                   $  2,621,698
---------------------------------------------------------------------------------------------------
                                           SEMICONDUCTORS -- 0.1%
                                           Semiconductor Equipment -- 0.1%
       330,636        7.07      BB-/Ba1    Flextronics Semiconductor, A-1-A Delayed
                                           Draw, 10/1/14                               $    212,709
     1,150,614        6.16      BB-/Ba1    Flextronics Semiconductor, A Closing Date
                                           Loan, 10/1/14                                    740,228
                                                                                       ------------
                                                                                       $    952,937
                                                                                       ------------
                                           Total Semiconductors                        $    952,937
---------------------------------------------------------------------------------------------------
                                           TELECOMMUNICATION SERVICES -- 0.3%
                                           Integrated Telecommunication Services -- 0.2%
       240,834        4.46       B+/B2     Telesat Canda, U.S. Term II Loan,
                                           10/24/14                                    $    166,434
     2,803,993        6.10       B+/B2     Telesat Canda, U.S. Term I Loan,
                                           10/24/14                                       1,937,758
                                                                                       ------------
                                                                                       $  2,104,192
---------------------------------------------------------------------------------------------------
                                           Wireless Telecommunication Services -- 0.1%
       796,975        3.51      BB-/Ba2    Centennial Cellular, New Term Loan,
                                           2/9/11                                      $    761,112
                                                                                       ------------
                                           Total Telecommunication Services            $  2,865,304
---------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


36    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                     Value
                                          UTILITIES -- 0.2%
                                          Electric Utilities -- 0.2%
 $   1,975,000        5.60     BBB-/Ba1   Texas Competitive Electric Holdings, Initial
                                          Tranche B-2, 10/10/13                          $  1,378,385
                                                                                         ------------
                                          Total Utilities                                $  1,378,385
-----------------------------------------------------------------------------------------------------
                                          TOTAL SENIOR SECURED FLOATING
                                          RATE LOAN INTERESTS
                                          (Cost $61,847,027)                             $ 45,062,893
-----------------------------------------------------------------------------------------------------
                                          TEMPORARY CASH INVESTMENTS -- 3.1%
                                          Securities Lending Collateral -- 3.1% (d)
                                          Certificates of Deposit:
       605,028                            Abbey National Plc, 3.15%, 8/13/09             $    605,028
       604,946                            Bank of Nova Scotia, 3.21%, 5/5/09                  604,946
       966,880                            Bank of Scotland NY, 2.92%, 6/5/09                  966,880
     1,089,050                            Barclays Bank, 1.5%, 5/27/09                      1,089,050
       192,361                            Calyon NY, 4.62%, 1/16/09                           192,361
     1,210,056                            CBA, 4.87%, 7/16/09                               1,210,056
     1,089,050                            DNB NOR Bank ASA NY, 3.04%, 6/5/09                1,089,050
     1,108,411                            Intesa SanPaolo S.p.A., 1.44%, 5/22/09            1,108,411
        70,088                            NORDEA NY, 4.13%, 4/9/09                             70,088
       907,542                            Royal Bank of Canada NY, 2.7%, 8/7/09               907,542
       605,028                            Royal Bank of Scotland, 3.06%, 3/5/09               605,028
       120,950                            Skandinavian Enskilda Bank NY, 3.06%,
                                          2/13/09                                             120,950
     1,210,056                            Societe Generale, 3.29%, 9/4/09                   1,210,056
     1,089,050                            Svenska Bank NY, 4.61%, 7/8/09                    1,089,050
     1,210,056                            U.S. Bank NA, 2.25%, 8/24/09                      1,210,054
                                                                                         ------------
                                                                                         $ 12,078,550
-----------------------------------------------------------------------------------------------------
                                          Commercial Paper:
     1,188,275                            American Honda Finance Corp., 4.95%,
                                          7/14/09                                        $  1,188,275
       115,305                            BBVA U.S., 2.83%, 3/12/09                           115,305
       605,028                            CME Group, Inc., 2.9%, 8/6/09                       605,028
       604,964                            General Electric Capital Corp., 2.86%,
                                          3/16/09                                             604,964
     1,210,056                            HSBC Bank, Inc., 2.5%, 8/14/09                    1,210,056
       605,028                            IBM, 2.39%, 9/25/09                                 605,028
     1,089,050                            Met Life Global Funding, 3.19%, 6/12/09           1,089,050
     1,210,056                            Monumental Global Funding, Ltd., 2.5%,
                                          8/17/09                                           1,210,056
     1,089,050                            New York Life Global, 2.13%, 09/04/09             1,089,050
     1,028,547                            Westpac Banking Corp., 2.34%, 6/1/09              1,028,546
                                                                                         ------------
                                                                                         $  8,745,358
-----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    37

Principal        Floating    S&P/Moody's
Amount           Rate (b)    Ratings                                                  Value
                                            Tri-party Repurchase Agreements:
 $     205,564                              Barclays Capital Markets, 0.5%, 1/2/09    $    205,563
     2,662,122                              Deutsche Bank, 0.25%, 1/2/09                 2,662,122
                                                                                      ------------
                                                                                      $  2,867,685
--------------------------------------------------------------------------------------------------
                                            Time Deposit:
     1,210,056                              BNP Paribas, 0.01%, 1/2/09                $  1,210,056
--------------------------------------------------------------------------------------------------
                                            Money Market Mutual Funds:
       302,514                              Columbia Government Reserves Fund,
                                            0.82%, 1/2/09                             $    302,514
       907,542                              JP Morgan, U.S. Government Money
                                            Market Fund, 0.98%, 1/2/09                     907,542
                                                                                      ------------
                                                                                      $  1,210,056
--------------------------------------------------------------------------------------------------
                                            TOTAL TEMPORARY CASH INVESTMENTS
                                            (Cost $26,111,705)                        $ 26,111,705
--------------------------------------------------------------------------------------------------
                                            TOTAL INVESTMENT IN SECURITIES -- 100.5%
                                            (Cost $943,850,189) (a)                   $847,531,331
--------------------------------------------------------------------------------------------------
                                            OTHER ASSETS AND
                                            LIABILITIES -- (0.5)%                     $ (4,083,901)
--------------------------------------------------------------------------------------------------
                                            TOTAL NET ASSETS -- 100.0%                $843,447,430
==================================================================================================

* Senior secured floating rate loan interests in which the Portfolio invests generally pay interest at rates that are periodically redetermined by reference to a base lending rate plus a premium. These baselending rates are generally (i) the lending rate offered by one or more major European banks, such as LIBOR (London InterBank Offered Rate), (ii) the prime rate offered by one or more major United States banks, (iii) the certificate of deposit or (iv) other base lending rates used by commercial lenders. The rate shown is the coupon rate at period end.

144A Security is exempt from registration under Rule 144A of the Securities Act of 1933. Such securities may be resold normally to qualified institutional buyers in a transaction exempt from registration. At December 31, 2008, the value of these securities amounted to $66,603,249 or 7.9% of total net assets.

(a) At December 31, 2008, the net unrealized loss on investments based on cost for federal income tax purposes of $941,605,319 was as follows:

       Aggregate gross unrealized gain for all investments in which there is an
         excess of value over tax cost                                             $ 22,720,567
       Aggregate gross unrealized loss for all investments in which there is an
         excess of tax cost over value                                             (116,794,555)
                                                                                   ------------
       Net unrealized gain                                                         $(94,073,988)
                                                                                   ============

(b) Debt obligation with a variable interest rate. Rate shown is rate at period end.

The accompanying notes are an integral part of these financial statements.


38    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

(c)   At December 31, 2008, the following securities were out on loan:

Principal
Amount                 Security                                               Value
 $     3,689,000     Ambac Financial Group, Inc., 6.15%, 2/15/37              $   368,874
       2,065,000     C8 Capital SPV, Ltd., 6.64%, 12/31/49                      1,046,955
       2,156,000     Caterpillar Financial Services Corp., 7.05%, 10/1/18       2,269,251
       1,300,000     Constellation Brands, Inc., 8.375%, 12/15/14               1,235,000
         187,000     Embarq Corp., 7.082%, 6/1/16                                 143,990
       3,089,000     First Data Corp., 9.875%, 9/24/15 (144A)                   1,868,845
       2,603,700     Ford Motor Credit Co., 5.7%, 1/15/10                       2,212,702
       1,720,000     Intelsat Sub, 8.5%, 1/15/13 (144A)                         1,591,000
         300,000     JP Morgan Chase & Co., 6.0%, 1/15/18                         316,657
       3,200,000     Kinder Morgan Energy, 5.95%, 2/15/18                       2,731,088
       2,166,000     MBIA, Inc., Floating Rate Note, 1/15/33 (144A)             1,104,660
       1,000,000     National City Corp., 4.0%, 2/1/11                            891,250
       1,000,000     Nova Chemicals, Ltd., 6.5%, 1/15/12                          415,000
       3,469,000     Sally Holdings LLC, 9.25%, 11/15/14 (144A)                 2,983,340
       1,610,000     TXU Energy Co., 10.25%, 11/1/15                            1,143,100
       1,000,000     Union Pacific Corp., 5.7%, 8/15/18                           962,735
       1,000,000     Wachovia Corp., 5.75%, 6/15/17                               995,341
       1,000,000     Wells Fargo Capital, 9.75%, 12/29/49                       1,010,000
       1,722,000     Windstream Corp., 8.125%, 8/1/13                           1,584,240
 ----------------------------------------------------------------------------------------
                     Total                                                    $24,874,028
 ========================================================================================

(d)   Securities lending collateral is managed by Credit Suisse New York
      Branch.


Purchases and sales of securities (excluding temporary cash investments) for the six months ended December 31, 2008, were as follows:

                                 Purchases       Sales
Long-term U.S. Government      $49,503,781     $191,251,428
Other Long-term Securities     $65,598,779     $ 65,138,513

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

Highest priority is given to Level 1 inputs and lowest priority is given to Level 3.

  Level 1 -- quoted prices in active markets for identical securities
  Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)
  Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments)

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    39

The following is a summary of the inputs used as of December 31, 2008, in valuing the Fund's assets:

                                                                    Investments
 Valuation Inputs                                                   in Securities
 Level 1 -- Quoted Prices                                           $ 35,989,377
 Level 2 -- Other Significant Observable Inputs                      807,752,794
 Level 3 -- Significant Unobservable Inputs                            3,789,160
--------------------------------------------------------------------------------
 Total                                                              $847,531,331
================================================================================

Following is a reconciliation of assets valued using significant unobservable inputs (Level 3):

                                                                   Investments
 Valuation Inputs                                                  in Securities
 Balance as of 6/30/08                                             $       --
 Realized gain (loss)                                                      --
 Change in unrealized appreciation (depreciation)(1)               (3,847,150)
 Net purchases (sales)                                                     --
 Transfers in and out of Level 3                                    7,636,310
--------------------------------------------------------------------------------
 Balance as of 12/31/08                                            $3,789,160
================================================================================

1 Unrealized appreciation/(depreciation) on these securities is included in the change in net unrealized gain (loss) from investments in the Statement of Operations.

The accompanying notes are an integral part of these financial statements.


40    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Statement of Assets and Liabilities | 12/31/08 (unaudited)

ASSETS:
  Investment in securities (including securities loaned of
   $24,874,028) (cost $943,850,189)                           $847,531,331
  Cash                                                          24,937,430
  Receivables --
   Investment securities sold                                        7,250
   Fund shares sold                                              1,233,525
   Dividends, interest and foreign taxes withheld                8,474,984
   Due from Pioneer Investment Management, Inc.                     94,277
  Other                                                             57,030
---------------------------------------------------------------------------
     Total assets                                             $882,335,827
---------------------------------------------------------------------------
LIABILITIES:
  Payables --
   Investment securities purchased                            $  6,412,939
   Fund shares repurchased                                       1,426,953
   Dividends                                                     4,230,592
   Upon return of securities loaned                             26,111,705
  Due to affiliates                                                197,415
  Unrealized depreciation on unfunded corporate loans              341,544
  Accrued expenses                                                 167,249
---------------------------------------------------------------------------
     Total liabilities                                        $ 38,888,397
---------------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                             $942,910,599
  Distributions in excess of net investment income              (1,057,540)
  Accumulated net realized loss on investments                  (1,745,227)
  Net unrealized loss on investments                           (96,660,402)
---------------------------------------------------------------------------
     Total net assets                                         $843,447,430
===========================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $267,325,816/32,536,980 shares)           $       8.22
  Class B (based on $29,869,377/3,656,358 shares)             $       8.17
  Class C (based on $41,052,919/5,043,665 shares)             $       8.14
  Class R (based on $11,702,382/1,410,825 shares)             $       8.29
  Class Y $493,404,473/60,570,441 shares)                     $       8.15
  Class Z (based on $92,463/11,248 shares)                    $       8.22
MAXIMUM OFFERING PRICE:
  Class A ($8.22 [divided by] 95.5%)                          $       8.61
===========================================================================

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    41

Statement of Operations (unaudited)

For the Six Months Ended 12/31/08

INVESTMENT INCOME:
  Dividends                                                   $     230,254
  Interest                                                       29,204,947
  Other income                                                    1,401,333
  Income from securities loaned, net                                223,382
--------------------------------------------------------------------------------------------
     Total investment income                                                    $ 31,059,916
--------------------------------------------------------------------------------------------
EXPENSES:
  Management fees                                             $   2,287,902
  Transfer agent fees
   Class A                                                          171,474
   Class B                                                           52,538
   Class C                                                           23,048
   Class R                                                              997
   Class Y                                                           74,393
   Class Z                                                               20
  Distribution fees
   Class A                                                          338,328
   Class B                                                          161,354
   Class C                                                          186,399
   Class R                                                           30,118
  Shareholder communications expense                                317,711
  Administrative fees                                               179,043
  Custodian fees                                                     40,399
  Registration fees                                                  42,486
  Professional fees                                                  68,519
  Printing expense                                                   23,552
  Fees and expenses of nonaffiliated trustees                        13,893
  Miscellaneous                                                      92,781
--------------------------------------------------------------------------------------------
     Total expenses                                                             $  4,104,955
     Less fees waived and expenses reimbursed by Pioneer
       Investment Management, Inc.                                                  (349,385)
     Less fees paid indirectly                                                        (4,257)
--------------------------------------------------------------------------------------------
     Net expenses                                                               $  3,751,313
--------------------------------------------------------------------------------------------
       Net investment income                                                    $ 27,308,603
--------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED LOSS ON INVESTMENTS:
  Net realized loss on investments                                              $ (1,419,552)
--------------------------------------------------------------------------------------------
  Change in net unrealized gain (loss) from:
   Investments                                                $ (74,658,197)
   Unfunded corporate loans                                        (541,072)    $(75,199,269)
--------------------------------------------------------------------------------------------
  Net loss on investments                                                       $(76,618,821)
--------------------------------------------------------------------------------------------
  Net decrease in net assets resulting from operations                          $(49,310,218)
============================================================================================

The accompanying notes are an integral part of these financial statements.


42    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Statements of Changes in Net Assets

For the Six Months Ended 12/31/08 and the Year Ended 6/30/08, respectively

                                                                      Six Months
                                                                      Ended
                                                                      12/31/08             Year Ended
                                                                      (unaudited)          6/30/08
FROM OPERATIONS:
Net investment income                                                 $   27,308,603       $   51,825,913
Net realized gain (loss) on investments                                   (1,419,552)          22,626,379
Change in net unrealized gain (loss) on investments                      (75,199,269)          (5,359,675)
---------------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting from
     operations                                                       $  (49,310,218)      $   69,092,617
---------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
   Class A ($0.28 and $0.44 per share, respectively)                  $   (8,727,205)      $  (13,384,781)
   Class B ($0.24 and $0.35 per share, respectively)                        (877,731)          (1,396,309)
   Class C ($0.24 and $0.36 per share, respectively)                      (1,066,752)          (1,444,779)
   Class R ($0.27 and $0.42 per share, respectively)                        (370,355)            (415,563)
   Class Y ($0.29 and $0.47 per share, respectively)                     (18,865,097)         (36,608,750)
   Class Z ($0.25 and $0.46 per share, respectively)                          (3,316)              (5,199)
Net realized gain:
   Class A ($0.11 and $0.00 per share, respectively)                      (3,453,124)                  --
   Class B ($0.11 and $0.00 per share, respectively)                        (396,155)                  --
   Class C ($0.11 and $0.00 per share, respectively)                        (501,217)                  --
   Class R ($0.11 and $0.00 per share, respectively)                        (153,608)                  --
   Class Y ($0.11 and $0.00 per share, respectively)                      (6,405,050)                  --
   Class Z ($0.11 and $0.00 per share, respectively)                          (1,237)                  --
---------------------------------------------------------------------------------------------------------
     Total distributions to shareowners                               $  (40,820,847)      $  (53,255,381)
---------------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                                      $  211,239,168       $  457,654,598
Shares issued in reorganization                                                   --           90,154,588
Reinvestment of distributions                                             21,539,345           29,121,113
Cost of shares repurchased                                              (356,634,198)        (507,259,339)
---------------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting from Fund
     share transactions                                               $ (123,855,685)      $   69,670,960
---------------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets                              $ (213,986,750)      $   85,508,196
NET ASSETS:
Beginning of period                                                   $1,057,434,180       $  971,925,984
---------------------------------------------------------------------------------------------------------
End of period                                                         $  843,447,430       $1,057,434,180
---------------------------------------------------------------------------------------------------------
Undistributed (distributions in excess of) net investment income      $   (1,057,540)      $    1,544,313
---------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    43

                                       '08 Shares         '08 Amount             '08 Shares       '08 Amount
                                       (unaudited)        (unaudited)
Class A
Shares sold                              8,657,965       $  75,473,041            12,106,796     $111,370,558
Reinvestment of distributions              992,883           8,291,337               937,422        8,600,726
Less shares repurchased                 (6,354,828)        (54,654,215)          (15,591,016)    (143,012,771)
-------------------------------------------------------------------------------------------------------------
   Net increase (decrease)               3,296,020       $  29,110,163            (2,546,798)    $(23,041,487)
=============================================================================================================
Class B
Shares sold                                705,187       $   6,071,739             1,431,526     $ 13,124,674
Reinvestment of distributions              118,150             980,557               117,584        1,072,898
Less shares repurchased                   (936,647)         (8,010,915)           (1,863,870)     (16,985,938)
-------------------------------------------------------------------------------------------------------------
   Net decrease                           (113,310)      $    (958,619)             (314,760)    $ (2,788,366)
=============================================================================================================
Class C
Shares sold                              2,020,382       $  17,205,436             2,411,449     $ 21,862,115
Reinvestment of distributions              108,203             891,533                88,577          805,704
Less shares repurchased                 (1,054,016)         (9,020,585)           (2,018,254)     (18,323,495)
-------------------------------------------------------------------------------------------------------------
   Net increase                          1,074,569       $   9,076,384               481,772     $  4,344,324
=============================================================================================================
Class R
Shares sold                                618,011       $   5,482,513             1,111,634     $ 10,336,628
Reinvestment of distributions               55,502             466,952                37,244          345,439
Less shares repurchased                   (489,039)         (4,253,950)             (642,234)      (5,949,196)
-------------------------------------------------------------------------------------------------------------
   Net increase                            184,474       $   1,695,515               506,644     $  4,732,871
=============================================================================================================
Class Y
Shares sold                             12,467,301       $ 107,006,355            33,131,515     $300,860,623
Shares issued in reorganization                 --                  --             9,939,866       90,154,588
Reinvestment of distributions            1,305,855          10,908,966             2,008,520       18,296,346
Less shares repurchased                (31,903,803)       (280,694,454)          (35,477,686)    (322,987,939)
-------------------------------------------------------------------------------------------------------------
   Net increase (decrease)             (18,130,647)      $(162,779,133)            9,602,215     $ 86,323,618
=============================================================================================================
Class Z
Shares sold                                      9       $          84                11,249     $    100,000
Less shares repurchased                         (9)                (79)                   --               --
-------------------------------------------------------------------------------------------------------------
   Net increase                                 --       $           5                11,249     $    100,000
=============================================================================================================

The accompanying notes are an integral part of these financial statements.


44    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Financial Highlights

                                                                          Six Months Ended    Year
                                                                          12/31/08            Ended
                                                                          (unaudited)         6/30/08
Class A
Net asset value, beginning of period                                          $   9.10        $   8.95
------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                                        $   0.25        $   0.43
 Net realized and unrealized gain (loss) on investments                          (0.74)           0.16
------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                          $  (0.49)       $   0.59
Distributions to shareowners:
 Net investment income                                                           (0.28)          (0.44)
 Net realized gain                                                               (0.11)             --
------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                    $  (0.88)       $   0.15
------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                $   8.22        $   9.10
======================================================================================================
Total return*                                                                    (5.37)%          6.64%
Ratio of net expenses to average net assets+                                      0.93%**         1.00%
Ratio of net investment income to average net assets+                             5.89%**         4.60%
Portfolio turnover rate                                                             25%**           73%
Net assets, end of period (in thousands)                                      $267,325        $265,959
Ratios with no assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                     1.08%**         1.04%
 Net investment income                                                            5.74%**         4.56%
Ratios with assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                     0.93%**         1.00%
 Net investment income                                                            5.89%**         4.60%
------------------------------------------------------------------------------------------------------

                                                                          Year         Year          Year         Year
                                                                          Ended        Ended         Ended        Ended
                                                                          6/30/07      6/30/06       6/30/05      6/30/04
Class A
Net asset value, beginning of period                                      $   8.89      $  9.40      $   9.18     $   9.41
--------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                                    $   0.40      $  0.35      $   0.40     $   0.41
 Net realized and unrealized gain (loss) on investments                       0.07        (0.47)         0.29        (0.14)
--------------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                      $   0.47      $ (0.12)     $   0.69     $   0.27
Distributions to shareowners:
 Net investment income                                                       (0.41)       (0.39)        (0.47)       (0.50)
 Net realized gain                                                              --           --            --           --
--------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                $   0.06      $ (0.51)     $   0.22     $  (0.23)
--------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                            $   8.95      $  8.89      $   9.40     $   9.18
==========================================================================================================================
Total return*                                                                 5.31%       (1.25)%        7.64%        2.98%
Ratio of net expenses to average net assets+                                  1.00%        1.00%         1.05%        1.14%
Ratio of net investment income to average net assets+                         4.48%        3.91%         4.27%        4.42%
Portfolio turnover rate                                                         31%          60%           49%          63%
Net assets, end of period (in thousands)                                  $284,592      $208,454     $174,055     $160,421
Ratios with no assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                 1.00%        1.11%         1.18%        1.14%
 Net investment income                                                        4.48%        3.80%         4.14%        4.42%
Ratios with assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                 1.00%        1.00%         1.05%        1.14%
 Net investment income                                                        4.48%        3.91%         4.27%        4.42%
--------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges.
   Total return would be reduced if sales charges were taken into account.
+  Ratio with no reduction for fees paid indirectly.
** Annualized.

The accompanying notes are an integral part of these financial statements.


                           Pioneer Bond Fund | Semi-Annual Report | 12/31/08  45

                                                                         Six Months Ended    Year
                                                                         12/31/08            Ended
                                                                         (unaudited)         6/30/08
Class B
Net asset value, beginning of period                                        $   9.05         $  8.90
----------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                                      $   0.21         $  0.34
 Net realized and unrealized gain (loss) on investments                        (0.74)           0.16
----------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                        $  (0.53)        $  0.50
Distributions to shareowners:
 Net investment income                                                         (0.24)          (0.35)
 Net realized gain                                                             (0.11)             --
----------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                  $  (0.88)        $  0.15
----------------------------------------------------------------------------------------------------
Net asset value, end of period                                              $   8.17         $  9.05
====================================================================================================
Total return*                                                                  (5.88)%          5.70%
Ratio of net expenses to average net assets+                                    1.90%**         1.90%
Ratio of net investment income to average net assets+                           4.91%**         3.72%
Portfolio turnover rate                                                           25%**            73%
Net assets, end of period (in thousands)                                    $ 29,869         $ 34,106
Ratios with no assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                   1.97%**         1.90%
 Net investment income                                                          4.85%**         3.72%
Ratios with assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                   1.90%**         1.89%
 Net investment income                                                          4.91%**         3.73%
====================================================================================================


                                                                          Year        Year        Year        Year
                                                                          Ended       Ended       Ended       Ended
                                                                          6/30/07     6/30/06     6/30/05     6/30/04
Class B
Net asset value, beginning of period                                      $  8.85     $  9.36     $  9.14    $  9.37
--------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                                    $  0.33     $  0.27     $  0.32    $  0.33
 Net realized and unrealized gain (loss) on investments                      0.05       (0.47)       0.28      (0.14)
--------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                      $  0.38     $ (0.20)    $  0.60    $  0.19
Distributions to shareowners:
 Net investment income                                                      (0.33)      (0.31)      (0.38)     (0.42)
 Net realized gain                                                             --          --          --         --
--------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                $  0.05     $ (0.51)    $  0.22    $ (0.23)
--------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                            $  8.90     $  8.85     $  9.36    $  9.14
====================================================================================================================
Total return*                                                                4.26%      (2.14)%      6.72%     2.04%
Ratio of net expenses to average net assets+                                 1.92%       1.90%       1.95%     1.98%
Ratio of net investment income to average net assets+                        3.55%       3.06%       3.39%     3.55%
Portfolio turnover rate                                                        31%         60%         49%       63%
Net assets, end of period (in thousands)                                  $36,366     $49,552     $56,828    $57,774
Ratios with no assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                2.02%       1.99%       2.02%      1.98%
 Net investment income                                                       3.45%       2.97%       3.32%      3.55%
Ratios with assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                1.90%       1.90%       1.95%      1.98%
 Net investment income                                                       3.57%       3.06%       3.39%      3.55%
--------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges.
   Total return would be reduced if sales charges were taken into account.
+  Ratio with no reduction for fees paid indirectly.
** Annualized.

The accompanying notes are an integral part of these financial statements.


46  Pioneer Bond Fund | Semi-Annual Report | 12/31/08


                                                                          Six Months Ended    Year
                                                                          12/31/08            Ended
                                                                          (unaudited)         6/30/08
Class C
Net asset value, beginning of period                                        $    9.02         $  8.87
-----------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                                      $    0.21         $  0.35
 Net realized and unrealized gain (loss) on investments                         (0.74)           0.16
-----------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                        $   (0.53)        $  0.51
Distributions to shareowners:
 Net investment income                                                          (0.24)          (0.36)
 Net realized gain                                                              (0.11)             --
-----------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                  $   (0.88)        $  0.15
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                                              $    8.14         $  9.02
=====================================================================================================
Total return*                                                                   (5.86)%          5.80%
Ratio of net expenses to average net assets+                                     1.80%**         1.82%
Ratio of net investment income to average net assets+                            5.02%**         3.79%
Portfolio turnover rate                                                            25%**           73%
Net assets, end of period (in thousands)                                    $  41,053         $35,784
Ratios with no assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                    1.80%**         1.82%
 Net investment income                                                           5.02%**         3.79%
Ratios with assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                    1.80%**         1.82%
 Net investment income                                                           5.02%**         3.79%
=====================================================================================================

                                                                          Year        Year        Year        Year
                                                                          Ended       Ended       Ended       Ended
                                                                          6/30/07     6/30/06     6/30/05     6/30/04
Class C
Net asset value, beginning of period                                      $  8.81     $  9.32     $  9.11    $  9.31
--------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                                    $  0.33     $  0.28     $  0.32    $  0.33
 Net realized and unrealized gain (loss) on investments                      0.06       (0.47)       0.28      (0.14)
--------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                      $  0.39     $ (0.19)    $  0.60    $  0.19
Distributions to shareowners:
 Net investment income                                                      (0.33)      (0.32)      (0.39)     (0.39)
 Net realized gain                                                             --          --          --         --
--------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                $  0.06     $ (0.51)    $  0.21    $ (0.20)
--------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                            $  8.87     $  8.81     $  9.32    $  9.11
====================================================================================================================
Total return*                                                                4.39%      (2.08)%      6.68%      2.11%
Ratio of net expenses to average net assets+                                 1.85%       1.89%       1.92%      1.97%
Ratio of net investment income to average net assets+                        3.62%       3.07%       3.24%      3.59%
Portfolio turnover rate                                                        31%         60%         49%        63%
Net assets, end of period (in thousands)                                  $30,934     $35,942     $42,160    $27,545
Ratios with no assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                1.85%       1.89%       1.92%      1.97%
 Net investment income                                                       3.62%       3.07%       3.24%      3.59%
Ratios with assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                1.84%       1.89%       1.91%      1.97%
 Net investment income                                                       3.63%       3.07%       3.25%      3.59%
====================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges.
   Total return would be reduced if sales charges were taken into account.
+  Ratio with no reduction for fees paid indirectly.
** Annualized.

The accompanying notes are an integral part of these financial statements.


                           Pioneer Bond Fund | Semi-Annual Report | 12/31/08  47

                                                                          Six Months Ended  Year
                                                                          12/31/08          Ended
                                                                          (unaudited)       6/30/08
Class R
Net asset value, beginning of period                                        $  9.18         $  9.05
---------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                                      $  0.24         $  0.40
 Net realized and unrealized gain (loss) on investments                       (0.75)           0.15
---------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                        $ (0.51)        $  0.55
Distributions to shareowners:
 Net investment income                                                        (0.27)          (0.42)
 Net realized gain                                                            (0.11)             --
---------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                  $ (0.89)        $  0.13
---------------------------------------------------------------------------------------------------
Net asset value, end of period                                              $   8.29        $  9.18
===================================================================================================
Total return*                                                                 (5.56)%          6.15%
Ratio of net expenses to average net assets+                                   1.25%**         1.25%
Ratio of net investment income to average net assets+                          5.58%**         4.35%
Portfolio turnover rate                                                          25%**           73%
Net assets, end of period (in thousands)                                    $11,702         $11,263
Ratios with no assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                  1.32%**         1.31%
 Net investment income                                                         5.52%**         4.30%
Ratios with assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                  1.25%**         1.25%
 Net investment income                                                         5.58%**         4.35%
---------------------------------------------------------------------------------------------------

                                                                         Year       Year        Year       Year
                                                                         Ended      Ended       Ended      Ended
                                                                         6/30/07    6/30/06     6/30/05    6/30/04
Class R
Net asset value, beginning of period                                     $  8.99     $  9.50    $  9.28    $  9.50
------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                                   $  0.39     $  0.34    $  0.36    $  0.47
 Net realized and unrealized gain (loss) on investments                     0.06       (0.47)      0.30      (0.17)
------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                     $  0.45     $ (0.13)   $  0.66    $  0.30
Distributions to shareowners:
 Net investment income                                                     (0.39)      (0.38)     (0.44)     (0.52)
 Net realized gain                                                            --          --         --         --
------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                               $  0.06     $ (0.51)   $  0.22    $ (0.22)
------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                           $  9.05     $  8.99    $  9.50    $  9.28
==================================================================================================================
Total return*                                                               5.04%      (1.43)%     7.27%      3.20%
Ratio of net expenses to average net assets+                                1.25%       1.25%      1.31%      1.32%
Ratio of net investment income to average net assets+                       4.24%       3.50%      3.77%      4.71%
Portfolio turnover rate                                                       31%         60%        49%        63%
Net assets, end of period (in thousands)                                 $ 6,511     $ 3,042    $ 1,259    $   345
Ratios with no assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                               1.44%       1.46%      1.43%      1.32%
 Net investment income                                                      4.05%       3.29%      3.65%      4.71%
Ratios with assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                               1.25%       1.25%      1.31%      1.32%
 Net investment income                                                      4.24%       3.50%      3.77%      4.71%
------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
+  Ratio with no reduction for fees paid indirectly.
** Annualized.

The accompanying notes are an integral part of these financial statements.


48  Pioneer Bond Fund | Semi-Annual Report | 12/31/08

                                                                          Six Months Ended    Year
                                                                          12/31/08            Ended
                                                                          (unaudited)         6/30/08
Class Y
Net asset value, beginning of period                                         $    9.02        $   8.88
------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                                       $    0.27        $   0.45
 Net realized and unrealized gain (loss) on investments                          (0.74)           0.16
------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                         $   (0.47)       $   0.61
Distributions to shareowners:
 Net investment income                                                           (0.29)          (0.47)
 Net realized gain                                                               (0.11)             --
------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                   $   (0.87)       $   0.14
------------------------------------------------------------------------------------------------------
Net asset value, end of period                                               $    8.15        $   9.02
======================================================================================================
Total return*                                                                    (5.15)%          6.91%
Ratio of net expenses to average net assets+                                      0.63%**         0.59%
Ratio of net investment income to average net assets+                             6.11%**         5.02%
Portfolio turnover rate                                                             25%**           73%
Net assets, end of period (in thousands)                                     $ 493,404        $710,219
Ratios with no assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                     0.68%**         0.61%
 Net investment income                                                            6.07%**         5.00%
Ratios with assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                     0.63%**         0.59%
 Net investment income                                                            6.11%**         5.02%
======================================================================================================


                                                                          Year          Year         Year       Year
                                                                          Ended         Ended        Ended      Ended
                                                                          6/30/07       6/30/06      6/30/05    6/30/04
Class Y
Net asset value, beginning of period                                      $   8.83      $  9.33      $  9.12    $  9.35
-----------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                                    $   0.44      $  0.39      $  0.44    $  0.46
 Net realized and unrealized gain (loss) on investments                       0.06        (0.46)        0.28      (0.14)
-----------------------------------------------------------------------------------------------------------------------
  Net increase (decrease) from investment operations                      $   0.50      $ (0.07)     $  0.72    $  0.32
Distributions to shareowners:
 Net investment income                                                       (0.45)       (0.43)       (0.51)     (0.55)
 Net realized gain                                                              --           --           --         --
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                $   0.05      $ (0.50)     $  0.21    $ (0.23)
-----------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                            $   8.88      $  8.83      $  9.33    $  9.12
=======================================================================================================================
Total return*                                                                 5.65%       (0.77)%       8.07%      3.48%
Ratio of net expenses to average net assets+                                  0.57%        0.58%        0.61%      0.58%
Ratio of net investment income to average net assets+                         4.89%        4.20%        4.43%      5.05%
Portfolio turnover rate                                                         31%          60%          49%        63%
Net assets, end of period (in thousands)                                  $613,523      $521,480     $21,027    $13,617
Ratios with no assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                 0.57%        0.58%        0.61%      0.58%
 Net investment income                                                        4.89%        4.20%        4.43%      5.05%
Ratios with assumption of expenses by PIM and reduction for fees paid indirectly:
 Net expenses                                                                 0.57%        0.58%        0.61%      0.58%
 Net investment income                                                        4.89%        4.20%        4.43%      5.05%
=======================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
+  Ratio with no reduction for fees paid indirectly.
** Annualized.

The accompanying notes are an integral part of these financial statements.


                           Pioneer Bond Fund | Semi-Annual Report | 12/31/08  49

                                                                    Six Months
                                                                    Ended
                                                                    12/31/08         7/6/07 (a)
                                                                    (unaudited)      to 6/30/08
 Class Z
 Net asset value, beginning of period                               $   9.10         $  8.89
--------------------------------------------------------------------------------------------
 Increase (decrease) from investment operations:
  Net investment income                                             $   0.23         $  0.45
  Net realized and unrealized gain on investments                      (0.75)           0.22
--------------------------------------------------------------------------------------------
    Net increase (decrease) from investment operations              $  (0.52)        $  0.67
 Distributions to shareowners:
  Net investment income                                                (0.25)          (0.46)
  Net realized gain                                                    (0.11)             --
--------------------------------------------------------------------------------------------
 Net increase in net asset value                                    $  (0.88)        $  0.21
--------------------------------------------------------------------------------------------
 Net asset value, end of period                                     $   8.22         $  9.10
============================================================================================
 Total return*                                                         (5.22)%          7.63%(b)
 Ratio of net expenses to average net assets+                           0.63%**         0.58%**
 Ratio of net investment income to average net assets+                  6.18%**         5.00%**
 Portfolio turnover rate                                                  25%**           73%**
 Net assets, end of period (in thousands)                           $     92         $   102
 Ratios with no assumption of expenses by PIM and no reduction for fees paid indirectly:
  Net expenses                                                          0.65%**        0.58%**
  Net investment income                                                 6.16%**        5.00%**
 Ratios with assumption of expenses by PIM and reduction for fees paid indirectly:
  Net expenses                                                          0.63%**        0.58%**
  Net investment income                                                 6.18%**        5.00%**
--------------------------------------------------------------------------------------------

(a) Class Z shares were first publicly offered on July 6, 2007.
(b) Not annualized.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
**  Annualized.
+   Ratios with no fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


50    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

Notes to Financial Statements | 12/31/08 (unaudited)

1. Organization and Significant Accounting Policies

Pioneer Bond Fund (the Fund) is a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objectives of the Fund are to seek current income consistent with preservation of capital.

The Fund offers six classes of shares designated as Class A, Class B, Class C, Class R, Class Y and Class Z shares. Class R shares were first publicly offered on April 1, 2003. Class Z shares were first publicly offered on April 30, 2007. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board the flexibility to specify either per share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Share classes have exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class Y shares and Class Z shares. Class B shares convert to Class A shares approximately eight years after the date of purchase.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. The Fund's prospectuses contain unaudited information regarding the Fund's principal risks. Please refer to those documents when considering the Fund's principal risks.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    51

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A. Security Valuation

   Security transactions are recorded as of trade date. Securities are valued at prices supplied by independent pricing services, which consider such factors as Treasury spreads, yields, maturities and ratings. Valuations may be supplemented by dealers and other sources, as required. Securities for which there are no other readily available valuation methods are valued using fair value methods pursuant to procedures adopted by the Board of Trustees. At December 31, 2008 two securities have been fair valued, which represents 0.45% of net assets. Principal amounts of mortgage-backed securities are adjusted for monthly paydowns. Temporary cash investments are valued at cost which approximates market value.

   All discounts/premiums on debt securities are accreted/amortized for financial reporting purposes over the life of the respective securities, and are included in interest income. Market discount and premium are accreted or amortized daily. Premiums and discounts related to certain mortgage-backed securities are amortized or accreted in proportion to the underlying monthly paydowns. Interest income is recorded on the accrual basis.

   Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B. Federal Income Taxes

   It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years for the prior three fiscal years remain subject to examination by tax authorities.

   The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income or as from net realized gain on investment transactions, or as from paid-in capital, depending on the type of book/tax differences that may exist.


52    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

  The tax character of current year distributions paid will be determined at the end of the current taxable year. The tax character of distributions paid during the year ended June 30, 2008 was as follows:

                                                                           2008
   Distributions paid from:
   Ordinary income                                                  $53,255,381
-------------------------------------------------------------------------------
      Total                                                         $53,255,381
===============================================================================

   The difference between book basis and tax-basis unrealized appreciation is attributable to the tax treatment of amortization.

C. Fund Shares

   The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A., (UniCredit), earned $20,808 in underwriting commissions on the sale of Class A shares during the six months ended December 31, 2008.

D. Class Allocations

   Income, common expenses, and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on the respective percentage of adjusted net assets at the beginning of the day.

   Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B, Class C, and Class R shares of the Fund, respectively. Class Y and Class Z shares are not subject to a distribution plan. Shareowners of each class participate in all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

   The Fund declares as daily dividends substantially all of its net investment income. All dividends are paid on a monthly basis. Short-term capital gain distributions, if any, may be declared with the daily dividends. Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time, except that each class of shares can bear different transfer agent and distribution expense rates.

E. Repurchase Agreements

   With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest, is required to be at least equal to or in excess of the value of the repurchase


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    53
   agreement. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

F. Securities Lending

   The Fund lends securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a securities loan transaction, the Fund typically receives cash collateral from the borrower equal to at least the value of the securities loaned, which is invested in temporary cash investments. Credit Suisse, New York Branch, as the Fund's security lending agent, manages the Fund's securities lending collateral. The income earned on the investment of collateral is shared with the borrower and the lending agent in payment of any rebate due to the borrower with respect to the securities loan, and in compensation for the lending agent's services to the Fund. The Fund also continues to receive interest or payments in lieu of dividends on the securities loaned. Gain or loss on the value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. The Fund has the right, under the lending agreement, to terminate the loan and recover the securities from the borrower with prior notice. The Fund will be required to return the cash collateral to the borrower and could suffer a loss if the value of the collateral, as invested, has declined.

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.50% of the Fund's average daily net assets up to $1 billion; 0.45% of the next $1 billion, and 0.40% of the excess over $2 billion. For the six months ended December 31, 2008, the net management fee was equal to 0.25% of the Fund's average daily net assets.

PIM has agreed to limit ordinary operating expenses to the extent required to reduce Fund expenses to 0.85%, 1.90%, 1.90%, 1.25% and 0.65% of the average daily net assets attributable to Class A, Class B, Class C, Class R and Class Z shares, respectively. Class Y shares do not have an expense limitation. These expense limitations are in effect through November 1, 2013 for Class A shares and Class Z shares through November 1, 2010 for Class B, Class C, Class R and Class Z shares. PIM expects to continue its limitation of expenses unless the expense limit agreement with the Fund is terminated pursuant to the terms of the expense limit agreement. However, there can be no assurance that PIM will extend the expense limitation beyond November 1, 2013 for Class A shares and Class Z shares November 1, 2010 for Class B, Class C and Class R shares.


54    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

The Fund may terminate the expense limitation agreement at any time; provided, however, that the Board of Trustees would not take such action unless it determined termination of the agreement be in the best interests of the Fund and its shareowners.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting, and insurance premiums, are paid by the Fund. Included in "Due to Affiliates" reflected on the Statement of Assets and Liabilities is $11,966 in management fees, administrative costs and certain other services payable to PIM at June 30, 2008.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

In addition, the Fund reimbursed PIMSS for out-of-pocket expenses related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts. For the year ended December 31, 2008, such out of pocket expenses by class of shares were as follows:

 Shareholder Communications:
 Class A                                                                $138,937
 Class B                                                                   7,095
 Class C                                                                  12,974
 Class R                                                                  12,047
 Class Y                                                                 146,653
 Class Z                                                                       5
--------------------------------------------------------------------------------
    Total:                                                              $317,711
================================================================================

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $181,544 in transfer agent fees and shareholder communications expense payable to PIMSS at December 31, 2008.

4. Distribution and Service Plans

The Fund adopted a Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A, Class B, Class C and Class R shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to Class B and Class C shares. The fee for Class B and Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Pursuant to the Plan, the Fund pays PFD 0.50% of the average daily net assets attributable to Class R shares for distribution services. Prior to


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    55

February 1, 2008, PFD was reimbursed under the Distribution Plan for distribution expenses in an amount of up to 0.25% of the average daily net assets attributable to Class A shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $3,905 in distribution fees payable to PFD at December 31, 2008. The Fund also has adopted a separate service plan for Class R shares (Service Plan). The Service Plan authorizes the Fund to pay securities dealers, plan administrators or other service organizations that agree to provide certain services to retirement plans or plan participants holding shares of the Fund a service fee of up to 0.25% of the Fund's average daily net assets attributable to Class R shares held by such plans.

In addition, redemptions of each class of shares (except Class R and Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 18 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00% based on the lower of cost or market value of shares being redeemed. Shares purchased as part of an exchange or acquired as a result of a reorganization of another fund into the Fund remain subject to any contingent deferred sales charge that applied to the shares you originally purchased. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00% based on the lower of cost or market value of shares being redeemed. Proceeds from the CDSCs are paid to PFD. For the six months ended December 31, 2008, CDSCs in the amount of $44,910 were paid to PFD.

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS resulting in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the six months ended December 31, 2008, the Fund's expenses were reduced $4,257 under such arrangements.

6. Unfunded Loan Commitments

As of December 31, 2008, the Fund had unfunded loan commitments of approximately $708,489 (excluding unrealized appreciation on those commitments of $341,544 as of December 31, 2008) which could be extended at the option of the borrower, pursuant to the following loan agreements:

                                                                      Unfunded
 Borrower                                                             Commitment
 Bausch & Lomb, Inc., Delayed Draw Term Loan                          $144,000
 CHS/Community Health Systems, Inc., Delayed Draw Term Loan           $ 58,289
 Fontainebleau Las Vegas, LLC, Delayed Draw Term Loan                 $506,200


56    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

7. New Pronouncement

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Fund's financial statement disclosures.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    57

Trustees, Officers and Service Providers

Trustees
John F. Cogan, Jr., Chairman
David R. Bock
Mary K. Bush
Benjamin M. Friedman
Margaret B.W. Graham
Daniel K. Kingsbury
Thomas J. Perna
Marguerite A. Piret
Stephen K. West

Officers
John F. Cogan, Jr., President
Daniel K. Kingsbury, Executive  Vice President
Mark E. Bradley, Treasurer
Dorothy E. Bourassa, Secretary

Investment Adviser and Administrator
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.


58    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

                           This page for your notes.


                         Pioneer Bond Fund | Semi-Annual Report | 12/31/08    59

                           This page for your notes.


60    Pioneer Bond Fund | Semi-Annual Report | 12/31/08

How To Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,

new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Telecommunications Device for the Deaf (TDD)                      1-800-225-1997


Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.

P.O. Box 55014
Boston, Massachusetts 02205-5014


Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)


Visit our web site: pioneerinvestments.com





This report must be accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.